Exhibit 99.1

INDUSTRIAL BUILDING LEASE

BETWEEN

NORTHWOOD RTC LLC, AS LANDLORD

AND

CHIMERIX, INC., AS TENANT

RESEARCH TRI-CENTER NORTH I

DURHAM, NORTH CAROLINA

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24.	Surrender of Premises	25

25.	Rights Reserved to Landlord	25

26.	Miscellaneous	26

27.	No Offer	28

28.	Entire Agreement	28

29.	Limitation of Liability	28

30.	Environmental Laws	29

Exhibit A-Outline and Location of Premises

EXHIBIT A-1-LEGAL DESCRIPTION OF LAND

Exhibit B-Rules and Regulations

Exhibit C-Payment of Basic Costs

Exhibit D-Work Letter

Exhibit E-Additional Provisions

Exhibit F-Commencement Letter

EXHIBIT G-PERMITTED MATERIALS

EXHIBIT H-FORM OF SNDA

EXHIBIT I-FORM OF MEMORANDUM OF LEASE

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INDUSTRIAL BUILDING LEASE AGREEMENT

This Industrial Building Lease Agreement (the "Lease") is made and entered into as of the 10th day of March, 2014, between NORTHWOOD RTC LLC, a Delaware limited liability company ("Landlord"), and CHIMERIX, INC., a Delaware corporation ("Tenant").

WITNESSETH:

1.           Definitions

The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

A.           "Building" shall mean the industrial building located at 3501 Tri-Center Boulevard, Durham, North Carolina 27713 and known as Research Tri-Center North I currently located upon the real property described in Exhibit A-1 attached hereto, which land is located in Durham, North Carolina, in the project currently known as Research Tri-Center North and Research Tri-Center South.

B.           "Base Rent": Base Rent shall be paid according to the following schedule, subject to the provisions of Section 4 hereof. As used herein, "Lease Month" shall mean a period of time commencing on the same numeric day as the Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Commencement Date; provided, however, that if the Commencement Date does not occur on the first day of a calendar month, then the first (1st) Lease Month shall be extended to end on the last day of the first (1st) full calendar month following the Commencement Date, Tenant shall pay Base Rent during the resulting partial calendar month at the same rate payable for the first (1st) Lease Month (prorated based on the number of days in such partial calendar month), and the succeeding Lease Months shall commence on the first day of each calendar month thereafter.

Period	Annual Base Rent Rate Per Square Foot	Annual Base Rent	Monthly Installments of Base Rent
Lease Months 1 – 12	$14.50	$114,912.48	$9,576.04
Lease Months 13 – 24	$14.86	$117,765.48	$9,813.79
Lease Months 25 – 36	$15.23	$120,697.80	$10,058.15
Lease Months 37 – 48	$15.61	$123,709.20	$10,309.10

The Base Rent due for the first Lease Month of the Lease Term shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

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C.           "Additional Rent" shall mean Tenant's Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease.

D.           "Basic Costs" are defined in Exhibit C attached hereto. Tenant's initial estimated monthly Basic Costs payment is $1,347.25.

E.           "Security Deposit" shall mean the sum of $11,656.35. The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

F.           "Lease Term" shall mean a period of forty-eight (48) months commencing on the later to occur of (a) May 12, 2014 (the "Target Commencement Date") and (b) the date upon which Landlord's Work in the Premises has been substantially completed, as such date is determined pursuant to the Work Letter attached hereto as Exhibit D (the later to occur of such dates being defined as the "Commencement Date"). "Expiration Date" shall mean the last day of the Lease Term. Notwithstanding the foregoing, if the Expiration Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended to cause the Expiration Date to occur on the last day of the last calendar month of the Lease Term. Upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit F attached hereto (the "Commencement Letter") setting forth the Commencement Date and the Expiration Date.

G.           "Premises" shall mean the space located in the building known as Research Tri-Center North I, located at 3501 Tri-Center Boulevard, Durham, North Carolina 27713, and outlined on Exhibit A to this Lease and known as Suite E.

H.           "Square Footage in the Premises" shall mean 7,925 square feet.

I.           "Square Footage in the Building" shall mean 158,856 square feet and "Square Footage in the Project" shall mean 1,534,024 square feet.

J.           "Tenant's Pro Rata Share" shall mean, with respect to the Building, 4.99%, being the Square Footage in the Premises divided by the Square Footage in the Building, expressed as a percentage, and with respect to the Project, 0.52%, being the Square Footage in the Premises divided by the Square Footage in the Project, expressed as a percentage.

K.          "Permitted Use" shall mean general office and laboratory use for research and development of pharmaceuticals, and no other use or purpose.

L.           "Guarantor(s)" shall mean any party that agrees in writing to guarantee Tenant's obligations under the Lease. As of the date of this Lease, there are no Guarantor(s).

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M.          "Broker" shall mean, collectively, Christopher J. Norvell and James P. Allaire of Cushman & Wakefield | Thalhimer, representing Landlord, and Sue Back of Cushman & Wakefield | Thalhimer, representing Tenant.

N.           "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays.

O.           "Common Areas" shall mean those areas located within the Project designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public.

P.           "Default Rate" shall mean the lower of (i) twelve percent (12%) per annum, or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law.

Q.           "Project" shall mean the Building and the parcel(s) of land on which it is located, which land is described in Exhibit A-1 attached hereto, other buildings and improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land.

R.           "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

Tenant:

Chimerix, Inc.

3501 Tri-Center Boulevard, Suite E

Durham, North Carolina 27713

Attn: Corporate Counsel

Landlord:

Cassidy Turley

3110 Edwards Mill Road, Suite 210

Raleigh, NC 27612-5419

Attn: Becky Hanner

with a copy to:

Northwood RTC LLC

c/o Northwood Investors LLC

575 Fifth Avenue

23rd Floor

New York, New York 10017

Attn: Michael O' Shaughnessy

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and to:

Cassidy Turley

2511 Old Cornwallis Road, Suite 120

Durham, North Carolina 27713

Attn: Property Manager

Payments of Rent only shall be made payable to the order of:

Northwood RTC LLC

at the following address:

If by wire transfer:

Bank: JPMorgan Chase

ABA #: 021-000-021

Account Name: Northwood RTC LLC

Account #: 849165170

If by check (US Postal Service):

Northwood RTC LLC

P. O. Box 29317, Lockbox 29317

New York, NY 10087-9317

If by check (Courier Service):

JPMorgan Chase – Lockbox Processing

Lockbox 29317 – Northwood RTC LLC

4 Chase Metrotech Center

7th Floor East

Brooklyn, NY 11245

or such other name and address as Landlord shall, from time to time, designate.

2.           Lease Grant/Possession

A.           Subject to and upon the terms herein set forth and except for the Landlord's Work, Landlord leases to Tenant and Tenant leases from Landlord the Premises in its present "as is" condition (except as otherwise expressly set forth herein), together with the right, in common with others, to use the Common Areas. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, subject to any latent defects in the Landlord's Work reported to Landlord within one hundred eighty (180) days after the Commencement Date, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use, except as otherwise expressly set forth herein. Landlord shall deliver the Premises to Tenant broom clean and free of debris on the Commencement Date with the Landlord's Work substantially completed and shall cause the electrical, plumbing, fire sprinkler, lighting, and heating, ventilating and air conditioning ("HVAC") systems serving the Premises to be in good operating condition on the Commencement Date, failing which, Landlord shall, as Tenant's sole and exclusive remedy, use commercially reasonable efforts to cause the same to be in such condition within five (5) Business Days following the Commencement Date. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES ON THE COMMENCEMENT DATE. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.

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B.           Landlord agrees to use commercially reasonable efforts to substantially complete Landlord's Work prior to the Target Commencement Date, subject to delays caused by any Delay (as defined in Exhibit D) or events of Force Majeure. If the Commencement Date has not occurred on or before the Outside Commencement Date (defined below), Tenant, as its sole and exclusive remedy, shall be entitled to an abatement of Base Rent in the amount of (1) $314.83 for every day in the period beginning on the Outside Commencement Date and ending on the date that is the earlier of the Commencement Date or fourteen (14) days after the Outside Commencement Date, and (2) $629.66 for every day in the period beginning on the date that is fifteen (15) days after the Outside Commencement Date and ending on the Commencement Date. Further, if the Commencement Date has not occurred on or before the date that is sixty (60) days after the Outside Commencement Date, Tenant, as its sole and exclusive remedy (in addition to the Base Rent abatement set forth above), may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (a) ten (10) days after the expiration of such sixty (60) day period; and (b) the actual Commencement Date. In such event, this Lease shall terminate and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease, except for such obligations that expressly survive the expiration or earlier termination of this Lease, and Landlord shall promptly refund any prepaid Rent and the Security Deposit. The "Outside Commencement Date" shall mean the date which is one hundred two (102) days after the latest to occur of (i) final approval of the Plans for the Landlord's Work, (ii) Tenant's approval of the cost of the Landlord's Work, and (iii) Landlord's receipt of a building permit for the Landlord's Work. Landlord and Tenant acknowledge and agree that: (x) the determination of the Commencement Date shall take into consideration the effect of any Delay; and (y) the Outside Commencement Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure.

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C.           If Tenant, with Landlord's prior written approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the reasonable cost of any services that are provided to Tenant during the period of Tenant's possession prior to the Commencement Date. Landlord agrees to allow Tenant access to the Premises prior to the Commencement Date for the purpose of installing cabling and certain lab equipment, provided such access is coordinated with Landlord and the contractors performing the Landlord's Work and will not materially interfere with the performance of the Landlord's Work.

3.          Use

The Premises shall be used for the Permitted Use and for no other purpose. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Project. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Landlord agrees to permit Tenant to store certain lab equipment such as cylinders or nitrogen tanks outside in areas adjacent to the Premises as reasonably designated by Landlord without any additional rent. Landlord shall have the right to require Tenant to install, at its sole cost and expense, protection or screening around such equipment as Landlord may reasonably deem necessary or advisable. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant shall not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry. Tenant shall not, and shall not allow its employees, agents, contractors or invitees, to bring into the Building or the Premises any dangerous or hazardous materials, except as set forth in Section 30 below and for customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable law. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not enforce the rules and regulations against Tenant in a discriminatory manner.

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4.           Rent

A.           Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called "Rent." In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease. Such payments shall be paid concurrently with the payments of the Rent on which the tax is based. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

B.           To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid, provided, Tenant shall be entitled to a grace period of three (3) Business Days after notice from Landlord with respect to the first two (2) late payments in any calendar year. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a "Late Charge" equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord, provided, Tenant shall be entitled to a grace period of three (3) Business Days after notice from Landlord with respect to the first two (2) late payments in any calendar year.

C.           The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto.

5.           Security Deposit

The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts, shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord within five (5) days after demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

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6.           Utilities

Landlord agrees to provide water, gas and electricity service connections to the Premises. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities, as well as shall furnish all electric light bulbs and tubes. To the extent possible, all utility services will be separately metered to the Premises and placed in Tenant's name. However, water and sewer service for the Premises shall be included as part of Basic Costs and paid by Tenant in accordance with the provisions of Exhibit C attached hereto. Except as set forth below, the failure by Landlord to any extent to furnish, or the interruption or termination of utilities in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any other cause shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Notwithstanding the foregoing, except in the event of a casualty, in which event the terms of Section 14 below shall apply, if (i) Landlord or its employees, agents or contractors are the sole and direct cause of any interruption of utilities to the Premises which continues for four (4) consecutive Business Days after Landlord's receipt of notice of such interruption, (ii) as a result of such interruption, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use all or a material portion of the Premises in the normal course of its business), and (iii) Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole and exclusive remedy, shall be entitled to receive an abatement of Base Rent payable with respect to such portion of the Premises which is untenantable during the period beginning on the fifth (5th) consecutive Business Day after notice of such interruption and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the interruption in utility service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant. Landlord shall have the right at any time and from time-to-time during the Lease Term to designate the provider of electrical service to the Project as Landlord shall elect (each being an "Electric Service Provider"). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, wiring, and any other machinery within the Premises, all in accordance with the provisions of Section 25 of this Lease.

7.           Signage

A.           Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. All signs installed by Tenant shall be subject to any applicable governmental laws, ordinances, regulations, the sign criteria for the Project, and Landlord's or other architectural controls and other requirements. Tenant shall maintain all of its signs upon the Premises and the Building in good condition and repair. Tenant shall pay all costs associated with any signage installed by Tenant, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant agrees that, subject to inclusion in Basic Costs, Landlord shall have the right, after notice to Tenant, to temporarily remove and replace any of Tenant's signage in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building. Upon surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. All signs, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

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B.           Tenant shall have the non-exclusive right, at Tenant's expense, to install one (1) corporate identification sign on the exterior wall of the Building above the Premises (the "Building Sign"); provided that (i) Landlord approves the specific location of the Building Sign, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) Tenant obtains all necessary approvals from all governmental authorities having jurisdiction over Tenant, the Building, or the Building Sign, (iii) the Building Sign conforms to all applicable laws and restrictive covenants applicable to the Building and to the Project signage specifications, and (iv) Tenant delivers to Landlord certificates of insurance evidencing that Tenant's contractors, agents, workmen, engineers or other persons installing the Building Sign have in effect valid worker's compensation, public liability and builder's risk insurance in amounts and with such companies and in such forms as Landlord may consider reasonably necessary or appropriate for its protection. Tenant shall pay all costs associated with the Building Sign, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant must obtain Landlord's written consent to any proposed sign prior to its fabrication and installation, such consent not to be unreasonably withheld, conditioned or delayed so long as the proposed sign otherwise complies with the requirements set forth herein. To obtain Landlord's consent, Tenant shall submit design drawings to Landlord, showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents) any provisions for illumination. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, fines, liabilities, costs, expenses, damages, actions and causes of action accruing from or related to the Building Sign.

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8.           Maintenance, Repairs and Alterations

A.           Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear and casualty excepted, including but not limited to, windows (except as otherwise expressly provided in Section 8B below), glass, plate glass doors, any special office entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, lighting, electrical systems in the Premises from the main suite panel, dock boards, truck doors, and door bumpers. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Except as otherwise expressly provided below, Tenant shall be responsible for repair, maintenance and replacement, if necessary, of the HVAC system and equipment serving the Premises. All such repairs, replacements or alterations shall be performed in accordance with Section 8C below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. Landlord and Tenant acknowledge that prior to the Commencement Date Landlord, at its sole cost and expense, will replace one of the four (4) existing rooftop HVAC units serving the Premises (the remaining three (3) existing rooftop HVAC units currently serving the Premises are referred to herein as the "3 Existing HVAC Units"). Notwithstanding the foregoing, provided that Tenant maintains the required maintenance service contract for the HVAC units serving the Premises as required herein, and except for any repairs or replacements necessitated by any negligent action or inaction of Tenant or its agents, employees, invitees, licensees, or visitors, in the event any of the 3 Existing HVAC Units require repairs (or replacement) exceeding $1,500.00 per unit per year, excluding the cost of the annual maintenance contract, Landlord shall, at its reasonable discretion, elect to repair or replace such unit(s), and Tenant's responsibility for such repair or replacement cost shall be limited to that portion of the amortized cost thereof (amortized over a fifteen (15) year period at an interest rate of ten percent (10%) per annum) that is allocable to the Lease Term, including any renewal term, if applicable, and such amortized cost shall be paid by Tenant in equal monthly installments on a monthly basis (including during any renewal term) as Additional Rent. If Tenant fails to maintain the required maintenance service contract in effect at any time during the Lease Term, Landlord's obligation to pay for any repair or replacement of any of the 3 Existing HVAC Units shall terminate and be of no force or effect. Tenant shall, at its own costs and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or exclusively serving the Premises. The maintenance contractor and the contract must be approved by Landlord, which approval shall not be unreasonably withheld. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises and provide for service on not less than a quarterly basis. Additionally, the service contract must provide that a copy of all service reports shall be delivered to Landlord promptly after Landlord's request therefor. At least 14 days before the end of the Lease Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order for their intended use and age of the units and systems. Tenant shall, at Tenant's sole cost and expense, provide janitorial service to the Premises and contract for trash removal and pest control for the Premises. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion within thirty (30) days after written notice from Landlord (or as soon as is reasonably possible in the event of an emergency), then Landlord may, at is option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to ten percent (10%) of the cost of such repairs. Tenant shall, within thirty (30) days after Landlord's written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, "Repairs") in and to the Premises, Building and Project and the facilities and systems thereof, plus and administration charge of ten percent of such cost, the need for which Repairs arises out of (1) Tenant's use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant's Property (hereinafter defined) or Alterations (hereinafter defined), or (3) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

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B.           Landlord shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance and, if necessary, replacement of the roof, roof membrane, foundation, exterior window seals and exterior walls of the Building, reasonable wear and tear excepted. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries. Tenant shall immediately give Landlord written notice of the need for repairs, after which Landlord shall have reasonable opportunity to repair same. Landlord shall also maintain in good repair and condition the parking areas and other Common Areas of the Project, including, but not limited to driveways, alleys, landscape and grounds. Tenant will be responsible for the payment of all costs associated with Landlord's repairs if the need therefor arises due to the negligence of Tenant or its agents, employees, licensees or invitees. Except as otherwise expressly provided in this Section 8B, Landlord will not at any time be required to make any improvements, repairs, replacements or alterations to the Premises.

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C.           Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, "Alterations"), without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord's consent shall not be required for any nonstructural alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is not visible from the exterior of the Premises or Building; (2) will not affect the systems or structure of the Building; (3) does not require work to be performed inside the walls or above the ceiling of the Premises; (4) does not cost more than $15,000.00 in the aggregate; and (5) does not require a building permit. Except for the requirement of obtaining Landlord's prior written consent, Cosmetic Alterations shall otherwise be subject to all the other provisions of this Section 8.C. Prior to commencing any Alterations and as a condition to obtaining Landlord's consent, Tenant shall deliver to Landlord plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 11 hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for ensuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require. All Alterations shall be constructed in a good and workmanlike manner using Building standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any Alterations may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion of the Alterations, Tenant shall deliver to Landlord "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All Alterations shall comply with the insurance requirements and with applicable codes, ordinances, laws and regulations. Tenant shall reimburse Landlord upon demand for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any Alterations. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. If Landlord elects to oversee such work affecting the structure or systems of the Building, Landlord shall be entitled to receive a fee for such oversight in an amount equal to the actual construction management fees incurred by Landlord, not to exceed five percent (5%) of the cost of such Alterations. Landlord's approval of Tenant's plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant's use. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery, and trade fixtures (together with any other personal property brought into the Premises by Tenant, collectively, "Tenant's Property") as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging such Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All Alterations and partitions erected by Tenant shall be and remain the property of Tenant during the Lease Term, and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all Alterations erected by Tenant and restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that if Landlord so elects at the time it approves the Alterations or at the time the plans and specifications are submitted to Landlord, such Alterations and/or partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. All of Tenant's Property may be removed by Tenant prior to the termination of this Lease, and all of Tenant's Property and all electronic, phone and data cabling exclusively serving the Premises (whether such cabling is located within or outside of the Premises) shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises. Any removal by Tenant shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the Building. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, Landlord, at Tenant's sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within five (5) days after demand from Landlord.

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9.           Assignment and Subletting

A.           Except in connection with a Permitted Transfer (defined in Section 9E below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent to an assignment or sublease shall not be unreasonably withheld. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (2) the transferee's business or reputation is not suitable for the Project considering the business and reputation of the other tenants and the Project's prestige, or would result in a violation of another tenant's rights under its lease at the Project; (3) the transferee is a governmental agency or occupant of the Project; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Project or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; or (6) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Project within six (6) months prior to Tenant's delivery of written notice of the proposed Transfer to Landlord. Notwithstanding the foregoing, Landlord will not withhold its consent solely because Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee if Landlord does not have space available for lease in the Project that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available in the Project that is approximately the same size and build out including lab space and chemical hoods, as the space Tenant desires to sublet or assign within three (3) months of the proposed commencement of the proposed sublease or assignment. Any attempted Transfer in violation of this Section 9, shall, exercisable in Landlord's sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. If Landlord withholds its consent to any Transfer contrary to the provisions of this Section 9, Tenant's sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

B.           If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request. Within twenty (20) days after Landlord's receipt of the required information and documentation, Landlord shall either consent or reasonably refuse consent to the Transfer in writing. Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such proposed Transfer or Permitted Transfer.

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C.           Except with respect to a Permitted Transfer, Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer (after deducting (i) all actual out-of-pocket third party expenses paid by Tenant in connection with such Transfer, and (ii) the unamortized portion (calculated on a straight-line basis over the initial Lease Term) of the total Excess Costs (as defined in Exhibit D to this Lease) paid by Tenant in connection with the Landlord's Work) that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) days following receipt thereof by Tenant.

D.           Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

E.           Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord's reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

10.         Mechanic's Liens

Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or the Project or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense (including without limitation, reasonable attorneys' fees) based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. If a lien is attached to the Project or any part thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by Tenant to Landlord within thirty (30) days after demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim have such lien or claim released of record. Tenant's failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

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11.         Insurance

A.           Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Project in an amount equal to the full replacement cost of the Building, including leasehold improvements in the Premises, which shall provide protection against loss by fire and other all-risk casualties including earthquake and flood and such other property insurance as may be required by Landlord's mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $3,000,000.00 per occurrence.

B.           Tenant shall procure and maintain, at its expense, (i) all-risk (special form) property insurance in an amount equal to the full replacement cost of Tenant's Property located in the Premises; (ii) a policy or policies of general liability and umbrella or excess liability insurance applying to Tenant's operations and use of the Premises, providing a minimum limit of $3,000,000.00 per occurrence and in the aggregate, naming Landlord and Landlord's Project manager as additional insureds, (iii) if Tenant owns or hires any vehicles in connection with its operations at the Premises, automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers' compensation insurance covering Tenant's employment of workers and anyone for whom Tenant may be liable for workers' compensation claims (workers' compensation insurance is required and no alternative forms of insurance are permitted) and employer's liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause (iv) to be endorsed to waive the insurance carriers' right of subrogation. Tenant shall maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term.

C.           The insurance requirements set forth in this Section 11 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 11 and 12, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord's Project manager, and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of change in coverage of available limits of coverage, except upon thirty (30) days' prior written notice to Tenant. Tenant will forward any such notice to Landlord within five (5) days after Tenant's receipt thereof. Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy. Tenant's policies shall not have a deductible or self-insured retention greater than $20,000.00 without Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided that Tenant may have a deductible or self-insured retention of up to $50,000.00 with respect to damage from flood or earthquake.

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D.           If Tenant's business operations, conduct or use of the Premises or any other part of the Project causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within ten (10) days after receipt of written notice from Landlord, reimburse Landlord for the entire increase.

E.           Notwithstanding anything to the contrary set forth herein, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Project or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

12.         Indemnity

To the extent not expressly prohibited by law, Landlord and Tenant each (in either case, the "Indemnitor") agree to hold harmless and indemnify the other and the other's agents, partners, shareholders, members, officers, directors, beneficiaries and employees (collectively, the "Indemnitees") from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including without limitation reasonable attorneys' fees and expenses, for death or injury to, or damage to property of, third parties, other than the Indemnitees, that may arise from the negligence or willful misconduct of Indemnitor or any of Indemnitor's agents, members, partners or employees. Such third parties shall not be deemed third party beneficiaries of this Lease. In addition, to the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and Landlord's Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord's Indemnitees, including reasonable attorneys' fees and expenses, for death or injury to, or damage to property of, third parties (other than Landlord's Indemnitees) that may arise from any act or occurrence in the Premises, whether or not such liability and claims are the result of the joint or concurrent negligent acts (but not the sole or gross negligence act or willful misconduct) of the Landlord Indemnitees. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

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13.         Damages from Certain Causes

To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant's employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to the negligence of Landlord or its employees, agents or contractors or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

14.         Casualty Damage

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. Landlord shall deliver to Tenant within ninety (90) days after the date of the damage, a reasonable estimate of the time required to repair and restore the Premises (the "Repair Estimate"). If Landlord does not thus elect to terminate this Lease pursuant to the foregoing and Tenant does not elect to terminate this Lease as provided below, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty. If as a result of such fire or casualty the Premises or any part thereof have been damaged and the Repair Estimate states that repair and restoration thereof will not be completed within one hundred eighty (180) days after the date of the damage, Tenant may terminate this Lease by giving Landlord notice of termination within thirty (30) days after the date Tenant receives the Repair Estimate. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant's reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Tenant's Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant, which abatement shall be in the same proportion that the square footage of the Premises which is unusable by Tenant bears to the total square footage of the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction within the Premises is restored within five (5) Business Days after Landlord's receipt of written notice from Tenant of the occurrence of the damage or destruction. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the required repair and restoration of the Premises within sixty (60) days after the expiration of the estimated repair period of time set forth in the Repair Estimate, which period shall be extended to the extent of any Reconstruction Delays (hereinafter defined), then Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after the expiration of such period, as the same may be extended, and in any event prior to the substantial completion of the required restoration. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of Force Majeure.

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15.         Condemnation

If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If the whole or any substantial part of the Premises shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, or if access to the Premises is materially impaired or denied as a result of a taking or private purchase in lieu thereof, then Tenant may, at its option terminate this Lease by delivering notice of termination to Landlord within ten (10) days after the taking, and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur shall occur. If this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant and moving costs, which Tenant specifically reserves to itself.

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16.         Events of Default

The following events shall be deemed to be "Events of Default" under this Lease: (i) Tenant fails to pay any Rent when due; provided that the first two (2) such failures during any consecutive twelve (12) month period during the Term shall not be an Event of Default if Tenant pays the amount due within five (5) days after Tenant's receipt of written notice from Landlord such payments were not made when due, (ii) Tenant fails to perform any other provision of this Lease not described in this Section 16, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant's failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed sixty (60) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants with respect to (a) assignment and subletting as set forth in Section 9, (b) mechanic's liens as set forth in Section 10, (c) insurance as set forth in Section 11 or (d) delivering subordination agreements or estoppel certificates as set forth in Section 22; and such failure continues for a period of ten (10) days after Tenant's receipt of written notice thereof from Landlord, (iv) the leasehold interest of Tenant is levied upon or attached under process of law and such levy or attachment is not dismissed within sixty (60) days after filing; (v) Tenant or any guarantor of this Lease dies or dissolves; or (vi) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.

In the event Tenant vacates all or substantially all of the Premises for five (5) or more consecutive Business Days no Event of Default shall occur so long as (i) Tenant provides Landlord at least fourteen (14) days prior written notice of Tenant's intent to vacate, (ii) Tenant pays any additional insurance premiums which may result from such vacation, (iii) Tenant takes such action as Landlord may reasonably request to protect the Premises (including the Building) from vandalism and trespass, and (iv) Tenant otherwise continues to observe and perform all of Tenant's obligations and covenants contained in this Lease, including keeping all Building systems in the Premises operating at levels necessary to prevent damage to the Building or the Building systems, as reasonably determined by Landlord. If such vacation continues for any period of ninety (90) or more consecutive days (other than a vacancy due to a casualty, condemnation, or a vacancy for which Tenant is expressly entitled to abatement of Rent under this Lease) Landlord shall have the right, but not the obligation, to terminate this Lease and recapture the Premises (but such termination of the Lease by Landlord shall not be considered as resulting from an Event of Default by Tenant) by delivering written notice of termination to Tenant prior to the date that Tenant occupies or re-occupies all or substantially all of the Premises.

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17.         Remedies

A.           Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(1)	Landlord may lawfully re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

(2)	Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(3)	Landlord may lawfully terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(4)	Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease or by applicable law. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. TO THE EXTENT ENFORCEABLE UNDER APPLICABLE LAW, TENANT KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD'S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION. LANDLORD IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

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B.           If Landlord exercises either of the remedies provided in Sections 17A(2) or 17A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

C.           If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term. In any such case, Landlord shall make reasonable efforts, in accordance with Section 17E hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs in or to the Premises to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord's reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, repair and the expenses of reletting (including reasonable attorneys' fees and brokers' fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

D.           If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (1) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (2) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (3) any damages in addition thereto, including without limitation reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

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E.           Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord's obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Project suitable for that prospective tenant's use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Project; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project; (ii) adversely affect the reputation of the Project; or (iii) be incompatible with the operation of the Project; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

F.           The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

G.           In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein.

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H.           All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant.

18.         No Waiver

Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

19.         Peaceful Enjoyment

Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant's covenants and agreements herein contained.

20.         Substitution

Intentionally omitted.

21.         Holding Over

If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant's right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof during such holdover. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant; provided Tenant shall not be liable to Landlord for consequential damages arising from Tenant's holdover unless (i) Landlord gives written notice (the "Vacancy Notice") to Tenant stating (x) that Landlord has entered into a letter of intent, letter or memorandum of understanding or another similar instrument with a proposed tenant or a third party has accepted a proposal made by Landlord to lease all or part of the Premises and (y) the date Landlord requires Tenant to vacate the Premises (the "Vacancy Date"), which date shall be the later of the expiration date of this Lease and thirty (30) days after Tenant's receipt of the Vacancy Notice, and (ii) Tenant fails to vacate the Premises on or before the Vacancy Date.

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22.         Subordination to Mortgage; Estoppel Certificate

A.           Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Project and to any renewals, modifications, replacements, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Notwithstanding anything to the contrary contained herein, the provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. If Landlord’s interest in the Premises, Building and/or Project is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, then at such person’s or entity’s election, Tenant shall attorn to the transferee of or successor to Landlord’s interest in such Premises, Building and Project and recognize such transferee or successor as Landlord under this Lease, provided that said transferee shall not be liable for any act or omission of any prior landlord or be subject to any offsets or defenses which Tenant may have against any prior landlord. Tenant waives the protection of any applicable law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest. Tenant agrees within fifteen (15) days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. Tenant agrees that it shall from time-to-time furnish within fifteen (15) days after so requested by Landlord, a certificate signed by Tenant certifying as to such factual matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Project or any part thereof or interest of Landlord therein. Landlord agrees to deliver to Tenant within sixty (60) days after the execution and delivery of this Lease a subordination, non-disturbance and attornment agreement from New York Life Insurance Company, the current holder of the sole mortgage on the Building, in the form of Exhibit H attached hereto. Tenant agrees to execute and deliver such subordination, non-disturbance and attornment agreement concurrently with the execution of this Lease.

B.           Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises, Building or Project whose name and address have been furnished to Tenant in writing. Upon such notice, such party receiving the notice shall be permitted and shall have the option, in its sole and absolute discretion, to cure any such default during the period of time during which the Landlord would be permitted to cure such default, but in any event such ground lessor, mortgagee or beneficiary, as applicable, shall have a period of thirty (30) days after the receipt of such notification to cure such default; provided, however, that in the event such ground lessor, mortgagee or beneficiary is unable to cure the default by exercise of reasonable diligence within such 30-day period, such party shall have such additional period of time as may be reasonably required to remedy such default with reasonable dispatch.

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23.         Notice

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises). When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. The address specified in Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party.

24.         Surrender of Premises

Upon the termination of the Lease Term, or upon any termination of Tenant's right to possession of the Premises, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, ordinary wear and tear and casualty excepted. Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises.

25.         Rights Reserved to Landlord

Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days' prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances (subject to the limitations in Section 24(10) below), pass keys to all locks within and to the Premises; (5) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of public parts of the Project so long as such changes do not materially and adversely affect Tenant's use of and access to the Premises; (7) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (8) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any abatement of Rent; (9) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause (9), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (10) to enter the Premises to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation, (a) Landlord shall provide Tenant with at least twenty-four (24) hours prior notice of any entry into the Premises, (b) Tenant shall have the right to have a representative of Tenant accompany Landlord while in the Premises, and (c) Landlord shall comply with Tenant's reasonable policies and protocols regarding access to the Premises, including any reasonable policies with respect to confidential information; and (11) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building. In exercising its rights under this Section 25, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant's business operations in the Premises, and if Landlord is not accompanied by a Tenant representative and the Premises are vacant at the time Landlord leaves the Premises, Landlord shall cause all exterior doors to the Premises to be closed and locked before leaving the Premises.

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26.         Miscellaneous

A.           If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B.           The parties agree that this Lease may not be recorded but that contemporaneously with the execution and delivery of this Lease, both parties shall execute a memorandum of this Lease in the form attached hereto as Exhibit I (the "Memorandum"). Tenant may, at its expense, file the Memorandum in the applicable real property records. Following the expiration or termination of this Lease, Tenant shall, upon Landlord's request, execute a termination of the Memorandum to be filed of record, which obligation shall survive the expiration or termination of this Lease. If Tenant fails to execute and deliver such termination of the Memorandum within ten (10) days after receipt thereof from Landlord, Tenant hereby irrevocably constitutes Landlord as its attorney in fact to execute such termination in Tenant's name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable.

C.           This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

D.           The term "Force Majeure" shall mean strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

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E.           Except as expressly otherwise herein provided, with respect to all required acts of Tenant and Landlord, time is of the essence of this Lease.

F.           Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Project referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder arising after the date of transfer, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

G.           Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

H.           Intentionally omitted.

I.           Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord requires the information in connection with a proposed financing or sale of the Building.

J.           Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

K.          Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

L.           The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof. The term "including" shall be deemed to mean "including without limitation".

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M. Tenant may disclose the terms of this Lease to the extent necessary or advisable in order to fulfill its Securities and Exchange Commission reporting obligations.

27.         No Offer

Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant is delivered to Landlord, and this Lease has been approved by Landlord's mortgagee, if required.

28.         Entire Agreement

This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or OF any other IMPLIED WARRANTY arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

29.         Limitation of Liability

Any liability of Landlord under this Lease shall be limited solely to its interest in the Project (including rents and proceeds therefrom), and in no event shall any personal liability be asserted against Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees. In no event shall Landlord be liable for consequential or special damages as a result of a breach or default under this Lease. Except as set forth in Sections 21 and 30 of this Lease, in no event shall Tenant be liable for consequential or special damages as a result of a breach or default under this Lease. Tenant acknowledges that the remedies set forth in Section 17 of this Lease constitute contractual damages available to Landlord upon an Event of a Default by Tenant hereunder and are not consequential or special damages. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by the Lease) and each mortgagee who has a lien against the Project and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured.

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30.         Environmental Laws

A.           Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended ("CERCLA") (collectively, "Environmental Pollutants") other (x) than customary office supplies and cleaning supplies and (y) reasonable quantities of those compounds and chemicals used in Tenant's ordinary course of business listed on Exhibit G attached hereto, as the same may be updated from time to time with Landlord's prior written approval, and in all cases stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Project, and no activity shall be taken on the Project, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Project or any part thereof becoming a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Project within the ambit of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Project or any part thereof within the meaning of, or otherwise result in liability in connection with the Project within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

B.           Tenant agrees to indemnify and hold Landlord Indemnitees (as defined in Section 12) harmless from and against and to reimburse Landlord Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in Section 30A above. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be liable to Landlord for any consequential damages resulting from a breach of any representation or covenant contained in Section 30A above in excess of the fair market value of the Building at the time of the breach by Tenant. Such limitation of liability for consequential damages shall not apply to or otherwise affect Tenant's liability for any actual damages resulting from such a breach.

C.           Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

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D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

(1)         Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Project that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency;

(2)         Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

(3)         Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Project;

(4)         Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Project; and

(5)         Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

E.           As used herein "Environmental Laws" mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

F.           Based solely on that certain Phase I Environmental Site Assessment Report covering the Project prepared by Environ International Corporation dated May, 2010 (the "Phase I Report"), Landlord represents that except as otherwise set forth in the Phase I Report, Landlord has no actual knowledge of any Environmental Pollutants on the Project in violation of applicable Environmental Laws. Notwithstanding anything to the contrary set forth herein, Tenant shall have no liability or responsibility for Environmental Pollutants existing in the Premises on the date of Tenant's possession thereof unless the same were introduced by Tenant or its agents, employees, contractors or licensees.

[Signature page follows.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

NORTHWOOD RTC LLC, a Delaware
limited liability company

By:	/s/ Michael O’Shaughnessy
Name:	Michael O’Shaughnessy
Title:	Managing Director

TENANT:

CHIMERIX, INC., a Delaware corporation

By:	/s/ Timothy W. Trost
Name:	Timothy W. Trost
Title:	SVP and CFO

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

A-1

EXHIBIT A-1

LEGAL DESCRIPTION OF LAND

LEGAL DESCRIPTION (RESEARCH TRICENTER I)

BEGINNING AT AN EXISTING IRON PIN BEING LOCATED ON THE NORTHEASTERN RIGHT OF WAY OF CORNWALLIS ROAD, SAID ROAD HAVING A 150 FOOT PUBLIC RIGHT OF WAY AND ALSO BEING A COMMON CORNER WITH THE PROPERTY BELONGING TO BALLARD CAROLINA PARTNERS (DB 1864 PG 398) AND SAID IRON HAVING NORTH CAROLINA GRID COORDINATES (1927 NAD) N=792,904.62 AND E=2,034,199.55, THENCE RUNNING ALONG SAID CORNWALLIS ROAD RIGHT OF WAY ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 11,384.16 FEET, AN ARC LENGTH OF 372.13 FEET, AND AN INTERIOR CHORD BEARING AND DISTANCE OF NORTH 33°51'18" WEST, 372.11 FEET TO AN EXISTING IRON PIN BEING A COMMON CORNER WITH THE PROPERTY BELONGING TO RESEARCH TRICENTER ASSOCIATES (DB 1542 PG 212) (PB 126 PG 166), THENCE LEAVING SAID RIGHT OF WAY OF CORNWALLIS ROAD AND RUNNING ALONG THE EASTERN PROPERTY LINE OF THE PROPERTY BELONGING TO RESEARCH TRICENTER ASSOCIATES THE FOLLOWING COURSES AND DISTANCES: NORTH 57°33'02" EAST, 9.12 FEET TO AN EXISTING IRON PIN, ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 337.50 FEET, AN ARC LENGTH OF 157.18 FEET, AN EXTERIOR CHORD BEARING AND DISTANCE OF NORTH 25°41'45" EAST, 155.76 FEET TO AN EXISTING IRON PIN, NORTH 12°21'26" EAST, 15.36 FEET TO AN EXISTING IRON PIN, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 75.00 FEET, AN ARC LENGTH OF 131.34 FEET, AND AN INTERIOR CHORD BEARING AND DISTANCE OF NORTH 62°31'33" EAST, 115.19 FEET TO AN EXISTING IRON PIN, NORTH 27°15'55" EAST, 230.16 FEET TO AN EXISTING IRON PIN BEING LOCATED IN THE EASTERN PROPERTY LINE OF RESEARCH TRICENTER ASSOCIATES, AND ALSO BEING THE SOUTHWESTERN MOST CORNER OF RESEARCH TRICENTER V (PB 126 PG 164), THENCE RUNNING ALONG THE SOUTHERN PROPERTY LINE OF RESEARCH TRICENTER V AND RESEARCH TRICENTER ASSOCIATES (PB 126 PG 164) (DB 2179 PG 490) THE FOLLOWING COURSES AND DISTANCES: SOUTH 87°11'38" EAST, 448.22 FEET TO AN EXISTING IRON PIN, ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 850.00 FEET, AN ARC LENGTH OF 144.42 FEET, AN EXTERIOR CHORD BEARING AND DISTANCE OF SOUTH 59°38'51" EAST, 144.25 FEET TO AN EXISTING IRON PIN, SOUTH 65°44'16" EAST, 69.24 FEET TO AN EXISTING IRON PIN, NORTH 48°47'29" EAST, 47.00 FEET TO AN EXISTING IRON PIN, SOUTH 88°40'04" EAST, 95.86 FEET TO A NEW IRON PIN BEING LOCATED ON THE WESTERN RIGHT OF WAY OF NORTHEAST CREEK

PARKWAY, SAID ROAD HAVING A VARIABLE WIDTH PUBLIC RIGHT OF WAY, THENCE RUNNING ALONG THE WESTERN RIGHT OF WAY OF NORTHEAST CREEK PARKWAY THE FOLLOWING COURSES AND DISTANCES: SOUTH 11°23'48" WEST, 289.71 FEET TO A CONCRETE MONUMENT, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 2501.48 FEET, AN ARC LENGTH OF 23.03 FEET, AN INTERIOR CHORD BEARING AND DISTANCE OF SOUTH 32°30'08" WEST, 23.03 FEET TO A CONCRETE MONUMENT, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1592.02 FEET, AN ARC LENGTH OF 439.73 FEET, AN INTERIOR CHORD BEARING AND DISTANCE OF SOUTH 40°18'54" WEST, 438.34 FEET TO A NEW IRON PIN BEING A COMMON PROPERTY CORNER OF THE PROPERTY BELONGING TO BALLARD CAROLINA PARTNERS, THENCE LEAVING SAID RIGHT OF WAY OF NORTHEAST CREEK PARKWAY AND RUNNING ALONG THE NORTHERN PROPERTY LINE OF BALLARD CAROLINA PARTNERS NORTH 89°23'41" WEST, 492.14 FEET TO AN EXISTING IRON PIN, SAID IRON BEING THE POINT AND PLACE OF BEGINNING, CONTAINING 13.053 ACRES AND/OR 568,588 SQUARE FEET, MORE OR LESS, EXCLUDING THE RIGHT OF WAY TAKEN BY N.C.D.O.T. PER DEED BOOK 3232 PAGE 628.

LESS AND EXCEPT the parcel conveyed to North Carolina Department of Transportation by virtue of the deed recorded in Book 3232, page 628, Durham County Registry.

TOGETHER WITH all rights and privileges of Grantor in, to and under that certain Easement Agreement, dated May 16, 1990, and recorded in Book 1592, page 870 and Book 1598, page 101, Durham County Registry.

TOGETHER WITH all of Grantor's rights, privileges and easements pursuant to that certain Declaration of Easements, dated January 21, 1998, recorded in Book 2415, page 686, Durham County Registry.

TOGETHER WITH easements appurtenant to the land contained in that certain Cooperation Agreement Regarding Future Easements recorded in Book 4550, Page 680, Durham County Registry.

ALSO being a portion of the property described in the deed by and between Tri-Center (KMWMDLJ), L.L.C. and NLFC 1998-2 Alston Avenue, LLC dated August 17, 2004 and recorded on August 30, 2004 in Book 4525, Page 546, Durham County Registry.

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EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith (if any), the Project and the appurtenances thereto:

1.          Sidewalks, entrances, passageways and courts in and about the Project shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the exterior of the Building.

2.          Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

3.          Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building.

4.          Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

5.          Tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, window trim, ceilings, equipment and any other physical portion of the Building.

6.          Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

7.          Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

8.          Canvassing, soliciting and peddling in or about the Building or Project is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

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9.          Tenant shall not use the Premises in any manner which would overload the heating, ventilating or air conditioning systems.

10.         Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Project.

11.         Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees.

12.         To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Project, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord' sole discretion.

13.         Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Project and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Project, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

14.         Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Project; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

15.         Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises in a manner which will not interfere with the rights of other tenants in the Building.

16.         Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements thereto.

17.         Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

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18.         Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a "no smoking" sign or otherwise) as a "no smoking" area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke at the entrances to the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Project as "no smoking" areas and to designate the entire Building and the Project as a "no smoking" area.

19.         Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Premises or keep on Premises any fish, fowl, reptile, insect or animal without the prior written consent of the Landlord.

20.         Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building, without the written consent of the Landlord.

21.         Tenant shall not maintain armed security in or about the Premises.

22.         Upon expiration or earlier termination of this Lease, in addition to the requirements under the terms the Lease, Tenant shall ensure that:

a.	All interior and exterior lights and bulbs are operational.

b.	All exhaust, ceiling and overhead fans are operational.

c.	Warehouse floor areas are broom swept and clean of all trash and materials.

d.	Warehouse floor areas are cleaned of oils, fluids and other foreign materials.

e.	All electrical, plumbing and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

f.	All electrical and telecommunications conduit and wiring installed by or for Tenant specifically for Tenant's equipment is removed to the originating panel if Landlord so requires.

g.	Overhead interior and exterior doors are operational and in good condition.

h.	Any bolts secured to the floor are cut off flush and sealed with epoxy.

i.	Warehouse fencing or partitions are removed if Landlord so requires.

j.	All furniture, trash and debris are removed.

k.	All signs and pictures, posters, signage, stickers and all similar items of Tenant and any other occupant of the Premises are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises and other locations of the Project.

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l.	All carpet areas are vacuumed.

m.	All uncarpeted office floors are swept, and any excess wax build-up on tile and vinyl floors is properly removed.

n.	All computer cable and conduit installed by or for Tenant is removed to point of origin.

o.	All windows and miscellaneous hardware are operational and in good condition.

p.	All HVAC and mechanical systems and equipment are operational and in good condition for their intended use and age.

q.	Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

r.	There are no broken windows or other glass items.

s.	Bathroom walls, floors, and fixtures are clean and in good condition.

t.	All plumbing fixtures are intact, operational free of leaks and in good condition.

u.	Walls (internal and external) are clean and any holes are properly and permanently patched.

[END OF EXHIBIT B]

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EXHIBIT C

PAYMENT OF BASIC COSTS

A.           During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant's Pro Rata Share of Basic Costs (as defined below) for the applicable calendar year. Prior to the Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of Basic Costs for the applicable full or partial calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of Basic Costs. Landlord shall have the right from time to time during any such calendar year to reasonably revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year's estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord's written demand. Any overpayment of Additional Rent shall, at Landlord's option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below.

B.           As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year. If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of Tenant's actual Pro Rata Share of Basic Costs for such prior year, then Landlord shall refund to Tenant any overpayment within thirty (30) days after Landlord's delivery of the statement (or at Landlord's option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, within thirty (30) days after Landlord's written demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

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C.           "Basic Costs" shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Project. Basic Costs shall include, without limitation, insurance premiums and deductibles, Taxes and the amortized cost of capital improvements made to the Building or the Project which are (i) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Project or Building; provided, however, that the annual amortization amount will not exceed the reduction in operating expenses for the relevant year; or (ii) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier; or (iii) primarily for the purpose of improving security at the Project or the Building. The cost of such capital improvements shall be amortized over the useful life thereof, as determined in accordance with generally accepted accounting principles, and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed. With respect to Basic Costs which Landlord allocates to the entire Project, Tenant's Pro Rata Share shall be the percentage set forth in Section 1J as Tenant's Pro Rata Share of the Project, and with respect to Basic Costs which Landlord allocates only to the Building, Tenant's Pro Rata Share shall be the percentage set forth in Section 1J as Tenant's Pro Rata Share of the Building.

D.           Basic Costs shall not include the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, except as provided in Paragraph C above; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers' leasing commissions or compensation and advertising and other marketing expenses; (v) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas); (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys' fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants (other than through the payment of additional rent under such tenants' leases) or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (x) rental under any ground or underlying lease or leases; (xi) the cost of any environmental remediation; (xii) wages and salaries of Landlord's employees above the level of Project manager; (xiii) costs and expenses incurred directly as a result of Landlord's gross negligence or willful misconduct; (xiv) costs incurred by Landlord in the defense of its title to the Project; (xv) penalties or interest for late payment of taxes; (xvi) operating reserves; (xvii) penalties or fines incurred by Landlord for the violation of any federal, state or local law or regulation; and (xviii) management fees in excess of five percent (5%) of the gross revenues of the Project.

E.           "Taxes" shall mean (i) all real estate taxes and assessments on the Project, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building's personal property, including license expenses, (iii) all taxes imposed on services of Landlord's agents and employees, (iv) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon rent received by Landlord, (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Project, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vi) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building or Project, but excluding income taxes. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord's good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year.

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F.           If the Building and the other buildings in the Project are not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term, actual Basic Costs which vary with occupancy levels for purposes hereof shall, at Landlord's option, be determined as if the Building and such other buildings in the Project had been ninety-five percent (95%) occupied during such year.

G.           Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the thirty (30) day period following the delivery of Landlord's statement of the actual amount of Basic Costs, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Tenant agrees that any information obtained during an inspection by Tenant of Landlord's books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant's attorneys, accountants and other consultants. Any parties retained by Tenant to inspect Landlord's books of account and records shall not be compensated on a contingency fee basis. If Tenant shall not dispute any item or items included in the determination of Basic Costs for a particular calendar year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within sixty (60) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement. During the pendency of any dispute over Basic Costs, Tenant shall pay, under protest and without prejudice, Tenant's Pro Rata Share of Basic Costs as calculated by Landlord. If, as a result of Tenant's inspection, Landlord and Tenant determine that Tenant's Pro Rata Share of Basic Costs for the year in question were less than stated by more than five percent (5%), then Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for up to $2,000.00 of the reasonable amounts paid by Tenant to third parties in connection with such inspection by Tenant.

H.           Notwithstanding the foregoing, for purposes of computing Tenant's Pro Rata Share of Basic Costs, commencing with the first full calendar year of the Lease Term, the Controllable Basic Costs (hereinafter defined) shall not increase by more than 5% per calendar year on a compounding and cumulative basis over the course of the Lease Term. In other words, Controllable Basic Costs for the second full calendar year of the Lease Term shall not exceed 105% of the Controllable Basic Costs for the first full calendar year of the Lease Term. Controllable Basic Costs for the third full calendar year of the Lease Term shall not exceed 105% of the limit on Controllable Basic Costs for the second full calendar year of the Lease Term, etc. By way of illustration, if Controllable Basic Costs were $1.00 per square foot for the first full calendar year of the Lease Term, then Controllable Basic Costs for the second full calendar year of the Lease Term shall not exceed $1.05 per square foot, and Controllable Basic Costs for the third full calendar year of the Lease Term shall not exceed $1.1025 per square foot. "Controllable Basic Costs" shall mean all Basic Costs except (i) wages and salaries included in Basic Costs to the extent of increases in minimum wage required by federal or state law or to the extent of increases required by a collective bargaining agreement, (ii) the cost of utilities, (iii) the cost of insurance, (iv) taxes and assessments and governmental charges, (v) management fees, (vi) snow removal costs and (vii) to the extent properly included in Basic Costs, the costs of capital improvements required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier.

[END OF EXHIBIT C]

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EXHIBIT D

WORK LETTER

1.	This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord's Work." Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Landlord's Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Landlord's Work at this time. Accordingly, Landlord and Tenant agree that Landlord's obligation to pay for the cost of Landlord's Work shall be limited to $237,750.00 (the "Construction Allowance") and that Tenant shall be responsible for the cost of Landlord's Work to the extent that it exceeds the Construction Allowance. If the actual cost of Landlord's Work is less than the Construction Allowance, Tenant shall not be entitled to any credit, payment or abatement on account thereof. Landlord shall enter into a direct contract for Landlord's Work. Landlord and Tenant shall mutually select three general contractors who will bid for the Landlord's Work, and Landlord and Tenant shall mutually agree on the contractor to be selected. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord's Work. Tenant shall pay Landlord, within ten (10) days after Landlord's written demand, a construction fee equal to 5% of the cost of Landlord's Work to compensate for its construction management services in connection with Landlord's Work. Landlord reserves the right to deduct such fee from the Construction Allowance.

2.	Space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Landlord's Work shall be prepared by an architect and/or engineer selected by Tenant and approved by Landlord, and Landlord hereby approves of Integrated Design. The space planning, architectural and mechanical drawings are collectively referred to herein as the "Plans". The Plans shall be prepared at Tenant's sole cost and expense, subject to funding up to $16,545.00 of the cost thereof through the Construction Allowance.

3.	Landlord and Tenant acknowledge that they have approved the initial Plans for the Landlord's Work as those prepared by Integrated Design and having an issued date of January 31, 2014. Neither the approval of the Plans nor the supervision of the Landlord's Work by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency and propriety of the Plans or the quality of workmanship or compliance of the Landlord's Work with applicable law. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof.

4.	Prior to commencing any construction of Landlord's Work, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord's Work, including but not limited to labor and materials, architect's fees, contractor's fees and permit fees. Within five (5) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto in reasonable detail and any desired changes to the proposed Landlord's Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord in good faith to alter the scope of Landlord's Work in order to reach a mutually acceptable alternative cost estimate.

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5.	If Landlord's estimate and/or the actual cost of Landlord's Work shall exceed the maximum Construction Allowance (such excess being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs within five (5) Business Days after Landlord's written demand. Landlord shall not be required to proceed with Landlord's Work until Tenant pays such Excess Costs and any delay in the completion of Landlord's Work due to a delay by Tenant in making such payment shall be deemed a Delay pursuant to the Lease. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. Excess Costs constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease. In the event the total Excess Costs paid by Tenant exceeds the actual Excess Costs of the Landlord's Work, Landlord shall refund such excess to Tenant within thirty (30) days after the final determination thereof.

6.	If Tenant shall request any changes to Landlord's Work that are approved by Landlord ("Change Orders"), Tenant shall have any necessary revisions to the Plans prepared for Landlord's review and approval. Landlord shall notify Tenant in writing of the estimated increased cost, if any, which will be chargeable to Tenant by reason of such Change Orders, which increased cost (to the extent causing the total cost of the Landlord's Work to exceed the Construction Allowance) shall be deemed Excess Costs hereunder and shall be subject to the provisions of Paragraph 5 above. Tenant shall, within two (2) Business Days after receiving Landlord's estimate of the cost of the Change Order, notify Landlord in writing whether it desires to proceed with such Change Order. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Change Order, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Delay in completion of Landlord's Work resulting therefrom.

7.	Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause Landlord's Work to be constructed substantially in accordance with the approved Plans, so long as no default shall occur under the Lease. Landlord shall notify Tenant upon substantial completion of Landlord's Work. The phrase "substantial completion" (and similar terms) shall mean that Landlord's Work has been completed except for such incomplete items as would not materially interfere with the use of the Premises for the Permitted Use and Landlord has obtained all approvals necessary for the lawful occupancy of the Premises. Notwithstanding the foregoing or anything contained in the Lease to the contrary, Landlord and Tenant acknowledge and agree that any work related to the installation of a back up generator for the Premises (the "Generator Work") shall be excluded from the Landlord's Work for purposes of determining the substantial completion of the Landlord's Work. Landlord and Tenant agree to cooperate with each other in order to enable the Generator Work to be performed in a timely manner; provided that, any delay in the completion of the Generator Work shall not delay the Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

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8.	If Landlord shall be delayed in substantially completing the Landlord's Work as a result of the occurrence of any of the following (a "Delay"):

(a)	Tenant's failure to furnish information in accordance with the Work Letter or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) Business Days of such request; or

(b)	Tenant's request for materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

(c)	Changes in any plans and specifications requested by Tenant; or

(d)	The performance or nonperformance by a person or entity employed by or on behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

(e)	Any request by Tenant that Landlord delay the completion of any component of the Landlord's Work; or

(f)	Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

(g)	Tenant's failure to pay any amounts as and when due under this Work Letter within the time period prescribed; or

(h)	Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord's Work; or

(i)	Any other delay chargeable to Tenant, its agents, employees or independent contractors, if such delay is not ended within forty-eight (48) hours after Landlord notifies Tenant thereof (which notice may be verbal);

then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that Landlord's Work would have been substantially completed absent any such Delay. Except as set forth in Section 2.B of the Lease, the adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Base Rent and other sums due under the Lease shall be Tenant's sole remedy that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a Commencement Letter. The Commencement Letter shall identify any minor incomplete items of the Landlord's Work as reasonably determined by Landlord's architect (the "Punchlist Items"). Landlord shall use commercially reasonable efforts to remedy any Punchlist Items within thirty (30) days after determination thereof. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord.

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9.	This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

[END OF EXHIBIT D]

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EXHIBIT E

ADDITIONAL PROVISIONS

I.            Parking.

A.           During the Lease Term, Tenant shall have the right to use, in common with other tenants of the Project, fourteen (14) surface parking spaces in the parking area for the Building, at no additional rental during the initial Lease Term. If in the reasonable opinion of Landlord, Tenant and/or its employees, agents, visitors or customers are using more parking spaces than Tenant is entitled to based on the above-described ratio, Tenant shall immediately upon written notice from Landlord cause its employees, agents, visitors or customers to use only the number of parking spaces allocated to Tenant, and in the event Tenant or its employees, agents, visitors or customers continue to use more parking spaces than Tenant is entitled to use after Tenant's receipt of such written notice, an Event of Default shall be deemed to have occurred under the Lease. Tenant agrees to cooperate with Landlord in Landlord's management of the surface parking at the Project, including without limitation, providing the license plate numbers of Tenant's employees parking on the Project and/or the use of parking stickers.

B.           Landlord shall not be responsible for any loss, theft or damage to any articles left in any vehicle while in or being driven to or from the parking area however caused unless due to gross negligence of Landlord, its agents, servants or employees.

C.           Landlord may designate the area in the parking area within which each vehicle may be parked and may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the parking area, and Tenant agrees to abide by such rules and regulations. Overnight parking shall be restricted to Tenant's business vehicles parked in Tenant's designated loading spaces in the truck court or loading area, unless otherwise approved by Landlord. To the extent permitted by applicable law, vehicles parking in violation of this Exhibit or the rules and regulations applicable to parking may be towed at the vehicle owner's sole cost and expense.

II.           Renewal Option.

A.           Tenant shall have the right to extend the Lease Term (the "Renewal Option") for one additional period of three (3) years (the "Renewal Term"), commencing on the day following the Expiration Date of the initial Lease Term, provided that each of the following occurs:

(i)	Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") not less than nine (9) full calendar months and not more than twelve (12) full calendar months prior to the expiration of the initial Lease Term; and

(ii)	Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

E-1

(iii)	Not more than twenty-five (25%) of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

(iv)	The Lease has not been assigned by Tenant (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice.

B.           The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

C.           Tenant shall pay Additional Rent for the Premises during the Renewal Term in accordance with Exhibit C to the Lease; provided that the cap on Controllable Basic Costs may be adjusted or deleted in connection with the determination of the Prevailing Market rate.

D.           Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within fifteen (15) Business Days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Renewal Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen (15) Business Day period, Tenant's Renewal Option shall be null and void and of no further force or effect. If Tenant provides Landlord with a Binding Renewal Notice, Landlord and Tenant shall enter into the Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Renewal Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant's Renewal Option shall be null and void and of no force or effect.

E.           If Tenant is entitled to and properly exercises its Renewal Option, Landlord and Tenant shall execute an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Lease Term, Expiration Date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

F.           For purpose hereof, "Prevailing Market" rate shall mean the arm's length fair market annual rental rate per square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market rate is being determined hereunder for space comparable to the Premises in the Building and in buildings comparable to the Building with similar improvements (i.e., laboratories, percentage of office space) located within the RTP/I40 submarket of the Raleigh-Durham region. The determination of Prevailing Market rate shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

E-2

G.           The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease, except in connection with a Permitted Transfer. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee. In the event an assignee pursuant to a Permitted Transfer exercises the Renewal Option set forth herein, Tenant shall remain liable under the Lease for all of the obligations of the tenant hereunder during such Renewal Term, whether or not Tenant has consented to or is notified of such renewal and Landlord shall have no obligation to obtain the consent of Tenant or to notify Tenant of such renewal.

III.          Existing Equipment.

As of the Commencement Date, Landlord grants, bargains, sells, transfers and delivers to Tenant, at no additional charge to Tenant, all of Landlord's right, title and interest in and to certain equipment currently located in the Premises as of the date of this Lease, consisting of (i) the Autoclave, including the supporting equipment used in connection therewith, and (ii) the DI water system, including all piping and water lines connected thereto (collectively, the "Existing Equipment"). TENANT TAKES THE EXISTING EQUIPMENT "AS IS" AND WITH "ALL FAULTS." LANDLORD HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATED TO THE EXISTING EQUIPMENT, AND TENANT HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. LANDLORD EXPRESSLY DISCLAIMS, AND TENANT ACKNOWLEDGES AND ACCEPTS THAT LANDLORD HAS DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE EXISTING EQUIPMENT, INCLUDING WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE EXISTING EQUIPMENT, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO ANY OF THE EXISTING EQUIPMENT AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE EXISTING EQUIPMENT. In no event shall Landlord have any liability with respect to the repair, maintenance or replacement of any of the Existing Equipment. Upon the expiration or earlier termination of the Lease Term, Tenant shall remove the Existing Equipment from the Premises in accordance with the terms of the Lease. Landlord shall have no liability for any loss, theft, damage or destruction of the Existing Equipment, including during the period prior to the Commencement Date, and, notwithstanding that title to the Existing Equipment shall not pass to Tenant until the Commencement Date, Tenant shall, at its sole cost and expense, be responsible for the moving and protection of the Existing Equipment, if necessary, during the performance of the Landlord's Work.

E-3

EXHIBIT F

COMMENCEMENT LETTER

Date________________

Tenant______________

Address_____________

____________________

Re:	Commencement Letter with respect to that certain Lease dated _________ by and between ________________________, as Landlord, and __________________, a(n) __________, as Tenant, the Premises containing _________ square feet in the Building located at ___________________, _______, ____.

Dear _____________:

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

The Commencement Date of the Lease is _________________________;

The Expiration Date of the Lease is ____________________________.

Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated ________________. Tenant accepts possession of the Premises subject to Landlord's obligation to complete the work identified on the punchlist.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

XXXXXXXXX

Project Manager

Agreed and Accepted:

TENANT:

By:
Name:
Title:

F-1

EXHIBIT G

PERMITTED MATERIALS

Product Summary Report for All Products run on 2/26/2014

Product Name	Manufacturers	Revision Date	CAS #
(2-Bromoethyl)benzene	ALDRICH CHEMICAL COMPANY	08/10/2010	103-63-9
(3-(ETHOXYCARBONYL)-2-OXOPROPYL)TRIPI	ALDRICH CHEMICAL COMPANY	02/05/2006	106302-03-8
(Alpha)-Cyclodextrin	Sigma Chemical Company	04/12/2008	10016-20-3
(Alpha)-D-Ribofuranose 1,3,5-tribenzoate	Fluka Chemical Company	12/30/2008	22224-41-5
(Alpha)-D-Ribofuranose 1,3,5-tribenzoate	ALDRICH CHEMICAL COMPANY	08/20/2009	22224-41-5
(Beta)-D-Ribofuranose 1-acetate 2,3,5-tribenz	ALDRICH CHEMICAL COMPANY	11/28/2012	6974-32-9
(Carbethoxyethylidene)triphenylphosphorane	ALDRICH CHEMICAL COMPANY	04/08/2013	5717-37-3
(Diacetoxyiodo)benzene	ALDRICH CHEMICAL COMPANY	05/07/2010	3240-34-4
(Lamda)-Carrageenan	Sigma Chemical Company	08/29/2008	9064-57-7
(R)-(+)-GLYCIDYL TRITYL ETHER, 98% (98% E.	ALDRICH CHEMICAL COMPANY	01/31/2006	65291-30-7
(R)-(+)-PROPYLENE CARBONATE, 98% (95% E	ALDRICH CHEMICAL COMPANY	11/14/2007	16606-55-6
(S)-(+)-GLYCIDYL METHYL ETHER, 97%	ALDRICH CHEMICAL COMPANY	04/06/2006	64491-68-5
(S)-(-)-GLYCIDYL TRITYL ETHER, 98% (98% E.E	ALDRICH CHEMICAL COMPANY	02/05/2006	129940-50-7
(tert-Butoxycarbonylmethylene)triphenylphos	ALDRICH CHEMICAL COMPANY	01/17/2012	35000-38-5
1,1'-Thiocarbonyldiimidazole	ALDRICH CHEMICAL COMPANY	08/24/2008	6160-65-2
1,1'-Thiocarbonyldiimidazole	ALDRICH CHEMICAL COMPANY	08/30/2010	6160-65-2
1,1-Carbonyldiimidazole	Sigma-Aldrich Corporation	01/11/2008	530-62-1
1,1-Dimethoxytrimethylamine	Fluka Chemical Company	12/31/2008	4637-24-5
1,2-Dichloroethane	Sigma-Aldrich Corporation	03/31/2011	107-06-2
1,2-Dichloroethane	Sigma-Aldrich Corporation	10/02/2013	107-06-2
1,2-Propanediol	Sigma-Aldrich Corporation	11/03/2011	57-55-6
1,2:5,6-Di-O-isopropylidene-D-mannitol	ALDRICH CHEMICAL COMPANY	08/27/2010	1707-77-3
1,3-Dioxolane	Sigma-Aldrich Corporation	07/25/2010	646-06-0
1,3-PROPANEDIOL	Fluka Chemical Company	01/06/2009	504-63-2
1,4-Butanediol	Sigma-Aldrich Corporation	01/13/2011	110-63-4
1,4-DICYANO-2-BUTENE, 97%	ALDRICH CHEMICAL COMPANY	02/05/2006	1119-85-3
1,8-Diazabicyclo[5.4.0]undec-7-ene	ALDRICH CHEMICAL COMPANY	05/11/2011	6674-22-2
1-Adamantanecarbonyl chloride	ALDRICH CHEMICAL COMPANY	02/15/2011	2094-72-6
1-Bromo-3-phenylpropane	ALDRICH CHEMICAL COMPANY	08/21/2009	637-59-2
1-Bromo-4,4,4-trifluorobutane	OAKWOOD PRODUCTS INC	10/24/2012	406-81-5
1-BUTANOL	Sigma-Aldrich Corporation	04/27/2012	71-36-3
1-Hexadecanol	ALDRICH CHEMICAL COMPANY	02/27/2010	36653-82-4
1-Hydroxybenzotriazole	ALDRICH CHEMICAL COMPANY	09/22/2009	2592-95-2
1-IODO-2-METHYLPROPANE, 97%	ALDRICH CHEMICAL COMPANY	01/30/2006	513-38-2
1-Iodo-4-isopropylbenzene	Alfa Aesar, A Johnson Matthey Co	06/18/2009	17356-09-1
1-Methyl-2-pyrrolidinone	Sigma-Aldrich Corporation	01/17/2012	872-50-4
1-Methyl-2-Pyrrolidinone	Sigma-Aldrich Corporation	04/19/2012	872-50-4
1-Methylimidazole	Sigma-Aldrich Corporation	01/17/2012	616-47-7
1-O-Octadecyl-2-O-benzyl-sn-glycerol	Chem-Impex International Inc		
1-Octadecanol	ALDRICH CHEMICAL COMPANY	10/20/2010	112-92-5
1-Octanol	Sigma-Aldrich Corporation	12/05/2012	111-87-5
1-Propanol	Sigma-Aldrich Corporation	01/19/2012	71-23-8

G-1

10-Bromo-1-decanol	TCI AMERICA	10/23/1998	53463-68-6
11-Bromo-1-undecene	ALDRICH CHEMICAL COMPANY	04/18/2011	7766-50-9
12-Bromo-1-dodecanol	TCI AMERICA	07/26/2002	3344-77-2
12-Bromo-1-dodecanol	ALDRICH CHEMICAL COMPANY	05/05/2013	3344-77-2
16-Hexadecanolide	ALDRICH CHEMICAL COMPANY	07/24/2010	109-29-5
2,2,2-Trifluoroethanol	Fluka Chemical Company	01/17/2012	75-89-8
2,2-DIMETHOXYPROPANE, 98%	ALDRICH CHEMICAL COMPANY	03/06/2004	77-76-9
2,3,5-Tri-O-benzyl-D-arabinofuranose 1-(4-ni	ALDRICH CHEMICAL COMPANY	07/29/2010	52522-49-3
2,4-Diamino-6-hydroxypyrimidine	ALDRICH CHEMICAL COMPANY	08/24/2008	56-06-4
2-(Diethylamino)ethanol	ALDRICH CHEMICAL COMPANY	12/20/2012	100-37-8
2-Amino-6-methylheptane	ALDRICH CHEMICAL COMPANY	08/24/2008	543-82-8
2-Cyanoethyl N,N,N',N'-tetraisopropylphosph	ALDRICH CHEMICAL COMPANY	05/20/2011	102691-36-1
2-Hydroxyethyl cellulose	ALDRICH CHEMICAL COMPANY	04/25/2011	9004-62-0
2-Hydroxymethyl-1,3-propanediol	Fluka Chemical Company	12/31/2008	4704-94-3
2-methyl[1,3]oxazolo[5,4-d]pyrimidin-7(6H)-c	ChemBridge Corporation	04/26/2011	
2-Methyltetrahydrofuran	Sigma-Aldrich Corporation	05/24/2013	96-47-9
2-PROPYL-1-PENTANOL, 99%	ALDRICH CHEMICAL COMPANY	01/30/2006	58175-57-8
3'-Azido-3'-deoxythymidine	Sigma Chemical Company	03/13/2010	30516-87-1
3,4-Dihydro-2H-pyran	ALDRICH CHEMICAL COMPANY	01/17/2012	110-87-2
3-Chloroperbenzoic acid	ALDRICH CHEMICAL COMPANY	05/08/2012	937-14-4
4,4'-Dimethoxytrityl chloride	ALDRICH CHEMICAL COMPANY	01/19/2012	40615-36-9
4,4,4-Trifluorobutan-1-ol	Apollo Scientific Ltd	11/09/2005	
4,5-Dichloro-3-hydroxypyridazine	ALDRICH CHEMICAL COMPANY	07/25/2010	932-22-9
4,6-Dichloropyrimidine-5-carboxaldehyde	ALDRICH CHEMICAL COMPANY	07/22/2010	5305-40-8
4,6-Dihydroxy-5-nitropyrimidine	ALDRICH CHEMICAL COMPANY	07/24/2010	2164-83-2
4-(Dimethylamino)pyridine	ALDRICH CHEMICAL COMPANY	04/25/2012	1122-58-3
4-(P-HYDROXYPHENYL)-2-BUTANONE, 98+%	ALDRICH CHEMICAL COMPANY	01/28/2006	5471-51-2
4-Amino-6-hydroxy-2-mercaptopyrimidine m	ALDRICH CHEMICAL COMPANY	02/26/2010	65802-56-4
4-Hydroxybenzoic acid	ALDRICH CHEMICAL COMPANY	01/17/2012	99-96-7
4-Methoxytriphenylmethyl chloride	ALDRICH CHEMICAL COMPANY	08/22/2008	14470-28-1
5-(tert-Butyldimethylsilyloxy)-1-pentanol	ALDRICH CHEMICAL COMPANY	07/20/2010	83067-20-3
5-Amino-3-methyl-isothiazole hydrochloride	ALDRICH CHEMICAL COMPANY	07/25/2010	52547-00-9
5-Chloro-1-methyl4-nitroimidazole	ALDRICH CHEMICAL COMPANY	07/24/2010	4897-25-0
5-FLUORO-1-(TETRAHYDRO-2-FURYL)URACII	ALDRICH CHEMICAL COMPANY	01/29/2006	17902-23-7
5-Fluorocytosine	ALDRICH CHEMICAL COMPANY	11/26/2010	2022-85-7
5-Iodo-2'-deoxyuridine	Sigma Chemical Company	05/27/2010	54-42-2
5-Iodoisatin	Alfa Aesar, A Johnson Matthey Co	06/11/2009	20780-76-1
5-O-(tert-Bulyldimelhylsilyl)-2,3-O-isopropyli	ALDRICH CHEMICAL COMPANY	07/26/2010	75467-36-6
6-Benzylaminopurine	ALDRICH CHEMICAL COMPANY	12/28/2008	1214-39-7
7-Bromo-1-heptanol	TCI AMERICA	12/08/2006	10160-24-4
9-Fluorenemethanol	ALDRICH CHEMICAL COMPANY	08/19/2009	24324-17-2
Acetic acid, >/-99.7%	Sigma-Aldrich Corporation	01/19/2012	64-19-7
Acetic Anhydride, 98%, A.C.S. Reagent	ALDRICH CHEMICAL COMPANY	04/07/2004	108-24-7
Acetone	Fisher Scientific	03/07/2011	
Acetone	Sigma-Aldrich Corporation	04/19/2012	67-64-1

G-2

Acetonitrile	EMD Chemicals Inc.	09/01/2011	75-05-8
Acetonitrile	EMD Chemicals Inc.	09/01/2011	75-05-8
Acetonitrile	Sigma-Aldrich Corporation	04/21/2012	75-05-8
Acetonitrile	Sigma-Aldrich Corporation	04/21/2012	75-05-8
Acetonitrile, Non UV, OmniSolv, For Residue /	EMD Chemicals Inc.	09/01/2011	75-05-8
Acetyl bromide	ALDRICH CHEMICAL COMPANY	01/19/2012	506-96-7
Acetyl chloride	Sigma-Aldrich Corporation	06/14/2013	75-36-5
Activated carbon, Steam Activated and Impre	CHEMVIRON CARBON	07/16/2009	744-44-0
Adenine	ALDRICH CHEMICAL COMPANY	04/27/2012	73-24-5
Adenosine	Sigma Chemical Company	06/16/2012	58-61-7
Allopurinol	TCI AMERICA	10/24/1997	315-30-0
Amberlite IR120 hydrogen form	ALDRICH CHEMICAL COMPANY	02/27/2010	39389-20-3
Amberlite MB150 hydrogen and hydroxide fo	Supelco, Inc.	12/28/2008	100915-96-6
Amberlyst A26 hydroxide form	ALDRICH CHEMICAL COMPANY	11/22/2011	9017-79-2
Ammonia solution	Sigma-Aldrich Corporation	10/20/2009	67-63-0
Ammonia solution	Sigma-Aldrich Corporation	01/17/2012	
Ammonia solution	Sigma-Aldrich Corporation	01/19/2012	
AMMONIA, 0.4 M SOLUTION IN THF	ALDRICH CHEMICAL COMPANY	04/19/2010	109-99-9
Ammonium acetate	Sigma-Aldrich Corporation	02/11/2013	631-61-8
AMMONIUM CHLORIDE	Sigma-Aldrich Corporation	01/17/2012	12125-02-9
Ammonium formate	ALDRICH CHEMICAL COMPANY	04/26/2012	540-69-2
AMMONIUM FORMATE	Fluka Chemical Company	05/05/2013	540-69-2
AMMONIUM HYDROGEN CARBONATE	Fluka Chemical Company	04/10/2004	1066-33-7
AMMONIUM HYDROXIDE, 28% NH3 IN WAT	ALDRICH CHEMICAL COMPANY	07/31/2001	1336-21-6
Ammonium phosphate, dibasic	Fisher Scientific	02/11/2008	7783-28-0
Ammonium phosphate, monobasic	Fisher Scientific	02/11/2008	7722-76-1
ASCORBIC ACID	Mallinckrodt - J.T. Baker, Inc.	05/19/2008	50-81-7
Avicel RC 591 Stabilizer	FMC BioPolymer	08/05/2010	
Azidotrimethylsilane	ALDRICH CHEMICAL COMPANY	01/19/2012	4648-54-8
Barium chloride dihydrate	Sigma-Aldrich Corporation	01/19/2012	10326-27-9
Benzoic acid	Sigma Chemical Company	01/17/2012	65-85-0
Benzoic anhydride	ALDRICH CHEMICAL COMPANY	08/09/2010	93-97-0
Benzoyl chloride	Sigma-Aldrich Corporation	03/08/2011	98-88-4
Benzyl Alcohol	Sigma-Aldrich Corporation	10/13/2013	100-51-6
Benzyl bromide	ALDRICH CHEMICAL COMPANY	04/25/2012	100-39-0
Benzyl chloride	ALDRICH CHEMICAL COMPANY	01/17/2012	100-44-7
Benzyltriethylammonium chloride	ALDRICH CHEMICAL COMPANY	01/01/2009	56-37-1
Boc-Ala-OH	ALDRICH CHEMICAL COMPANY	05/23/2008	15761-38-3
BOC-L-VALINE	Fluka Chemical Company	02/06/2006	13734-41-3
Borane-Tetrahydrofuran Complex, 1.0M Solut	Sigma-Aldrich Corporation	02/04/2006	14044-65-6
BORON TRICHLORIDE, 10 WT. % SOLUTION I	ALDRICH CHEMICAL COMPANY	02/04/2006	
Boron trifluoride diethyl etherate	ALDRICH CHEMICAL COMPANY	01/17/2012	109-63-7
Bromine	Sigma-Aldrich Corporation	01/17/2012	7726-95-6
Bromotrimethylsilane	ALDRICH CHEMICAL COMPANY	09/25/2013	2857-97-8
Butyllithium solution	ALDRICH CHEMICAL COMPANY	04/12/2012

G-3

Calcium carbonate	Sigma-Aldrich Corporation	03/13/2010	471-34-1
Calcium chloride	Sigma-Aldrich Corporation	01/19/2012	10035-04-8
Calcium hydroxide	Sigma-Aldrich Corporation	05/03/2012	1305-62-0
Calcium oxide	Sigma-Aldrich Corporation	01/17/2012	1305-78-8
Carbomer 672, 690, 910, 934, 934P, 940,941	Spectrum Laboratory Products, Inc	10/17/2006	9003-01-4
Carbon tetrachloride	Sigma-Aldrich Corporation	05/03/2012	56-23-5
Carboxymethylcellulose sodium salt	Sigma Chemical Company	01/17/2012	9004-32-4
Cesium carbonate	Sigma-Aldrich Corporation	01/30/2008	534-17-8
Chloroacelonitrile	ALDRICH CHEMICAL COMPANY	03/13/2010	107-14-2
CHLOROACETALDEHYDE, CA. 50 WT. % SOLL	Sigma-Aldrich Corporation	01/28/2006	
Chlorobenzene	Sigma-Aldrich Corporation	07/29/2010	108-90-7
Chloroform	Sigma-Aldrich Corporation	01/13/2011	67-66-3
Chloroform (BDH1109-4LG, BDH1109-19L, BI	Honeywell Inc.	03/27/2009	67-66-3
CHLOROFORM-D, "100" (MIN. 99.96 ATOM %	ALDRICH CHEMICAL COMPANY	08/31/2006	865-49-6
Chlorotrimethylsilane	Sigma-Aldrich Corporation	01/24/2008	75-77-4
Cholesterol	Sigma Chemical Company	04/26/2012	57-88-5
Chromium(VI) oxide	Sigma-Aldrich Corporation	07/03/2013	1333-82-0
CHROMIUM(VI) OXIDE, ACS	Fluka Chemical Company	03/20/2007	1333-82-0
Citric Acid Monohydrate	Sigma-Aldrich Corporation	04/26/2012	5949-29-1
Citric Acid, Anhydrous, GR	EMD Chemicals Inc.	03/26/2009	77-92-9
Clorox Regular-Bleach	CLOROX SALES COMPANY	07/01/2012	
Copper(I) cyanide	Sigma-Aldrich Corporation	01/17/2012	544-92-3
Copper(I) iodide	Sigma-Aldrich Corporation	01/17/2012	7681-65-4
Cytosine	Fluka Chemical Company	06/27/2008	71-30-7
Cytosine	Sigma Chemical Company	02/26/2010	71-30-7
Cytosine (Beta)-D-arabinofuranoside	Sigma Chemical Company	04/23/2012	147-94-4
D-(-)-Ribose	Sigma-Aldrich Corporation	04/15/2008	50-69-1
D-Sorbitol	Sigma Chemical Company	07/28/2012	50-70-4
Deoxo-Fluor	ALDRICH CHEMICAL COMPANY	08/25/2011	202289-38-1
Dess-Martin periodinane	ALDRICH CHEMICAL COMPANY	04/24/2012	87413-09-0
Deuterium oxide	ALDRICH CHEMICAL COMPANY	05/13/2010	7789-20-0
Di-tert-butyl dicarbonate	ALDRICH CHEMICAL COMPANY	04/23/2012	24424-99-5
Dichloromethane	Sigma-Aldrich Corporation	01/17/2012	75-09-2
Dichloromethane	Sigma-Aldrich Corporation	04/21/2012	75-09-2
Dichloromethane (BDH1113-19L, BDH1113-2	Honeywell	03/23/2009	75-09-2
Dichloromethane, OmniSolv , For Gas Chrom:	EMD Chemicals Inc.	08/04/2011	75-09-2
Diethyl ether	Sigma-Aldrich Corporation	05/08/2012	60-29-7
Diethyl oxalate	ALDRICH CHEMICAL COMPANY	02/26/2010	95-92-1
DIETHYLAMINE	Fluka Chemical Company	11/01/2007	109-89-7
Diethylzinc solution	ALDRICH CHEMICAL COMPANY	10/20/2009	
Diiodomethane	Alfa Aesar, A Johnson Matthey Co	06/01/2010	75-11-6
Dilithium tetrachlorocuprate(II) solution	ALDRICH CHEMICAL COMPANY	10/20/2009	109-99-9
Dimethyl Sulphoxide	CALEDON LABORATORIES LTD.	06/01/2009	67-68-5
Dimethyl-1,3-acetonedicarboxylate	ALDRICH CHEMICAL COMPANY	08/03/2012	1830-54-2
Dimethylamine	ALDRICH CHEMICAL COMPANY	03/14/2010	124-40-3

G-4

Diphenyl phosphite	ALDRICH CHEMICAL COMPANY	03/19/2012	4712-55-4
DOWEX 50WX2-200 ION-EXCHANGE RESIN	ALDRICH CHEMICAL COMPANY	06/20/2005	69011-20-7
Drierite Indicating	CAROLINA BIOLOGICAL SUPPLY C	07/13/2010	7646-79-9
DULBECCO'S PHOSPHATE BUFFERED SALINE,	Sigma Chemical Company	11/08/2011	
Edta Disodium Salt	Mallinckrodt Inc.	08/26/1985	6381-92-6
Ethanol	Sigma-Aldrich Corporation	04/21/2012	64-17-5
Ethyl 3-oxo-4-(triphenylphosphoranylidene)b	ALDRICH CHEMICAL COMPANY	07/20/2010	13148-05-5
Ethyl 4-hydroxybenzoate	ALDRICH CHEMICAL COMPANY	01/17/2012	120-47-8
Ethyl acetate	Fisher Scientific International	05/09/2012	141-78-6
Ethylene glycol	ALDRICH CHEMICAL COMPANY	01/11/2008	107-21-1
Ethylene glycol dimethyl ether, 99+%	Acros Organics N.V.	06/10/2003	110-71-4
Ethylene glycol, Reag. Ph.Eur. (1,2-ethanediol;	BDH Laboratory Supplies	03/06/2002	107-21-1
Ethylenediaminetetraacetic Acid	Sigma-Aldrich Corporation	05/10/2012	60-00-4
ETHYLENEDIAMINETETRAACETIC ACID, DISO	Fisher Scientific	06/29/2007	6381-92-6
EtOH, Denat. with up to 5% V/V Ether	Acros Organics N.V.	11/20/2008	64-17-5
Filter Agent, standard supercell acid washed	Sigma-Aldrich Corporation	07/12/2006	91053-39-3
Furfurylamine	ALDRICH CHEMICAL COMPANY	05/01/2013	617-89-0
GAMMA-GLOBULINS FROM HUMAN BLOOD	Sigma Chemical Company	03/02/2009	
Gelatin Powder	Spectrum Laboratory Products, Inc	08/07/2013	9000-70-8
GEMCITABINE HYDROCHLORIDE	Sigma Chemical Company	02/21/2011	122111-03-9
Glycerin	Sigma-Aldrich Corporation	03/29/2012	56-81-5
Glycerol (BDH1172-1LP, BDH1172-4LP, BDH1	Honeywell	03/27/2009	56-81-5
Glycolaldehyde dimer	ALDRICH CHEMICAL COMPANY	10/27/2010	23147-58-2
Glycyrrhizic acid ammonium salt from glycyrr	Sigma Chemical Company	08/09/2010	53956-04-0
Heptane	Sigma-Aldrich Corporation	04/25/2012	142-82-5
Hexamethyldisilazane	ALDRICH CHEMICAL COMPANY	10/09/2012	999-97-3
HYDRAZINE HYDRATE	ALDRICH CHEMICAL COMPANY	02/05/2006	10217-52-4
Hydrobromic acid	Sigma-Aldrich Corporation	01/12/2011	10035-10-6
Hydrocortisone Cream 1%	WATER-JEL TECHNOLOGIES	12/27/2010	
Hydrogen Bromide, 33 wt. % solution in aceti	Sigma-Aldrich Corporation	03/29/2006	10035-10-6
Hydrogen chloride solution	Sigma-Aldrich Corporation	02/15/2011	7647-01-0
Hydrogen Peroxide, 30 Wt. % Solution in Wat	ALDRICH CHEMICAL COMPANY	02/09/2005	7722-84-1
HYDROXYLAMINE HYDROCHLORIDE, 99%	ALDRICH CHEMICAL COMPANY	04/27/2004	5470-11-1
I-Carrageenan	Sigma Chemical Company	01/03/2009	9062-07-1
Imidazole	Sigma-Aldrich Corporation	03/31/2011	288-32-4
Imidazole sodium derivative	ALDRICH CHEMICAL COMPANY	07/25/2010	5587-42-8
INDICATING DRIERITE	W.A. Hammond Drierite Co., Ltd.	02/29/2012	7778-18-9
Inulin, from chicory	Sigma Chemical Company	04/14/2008	9005-80-5
Iodine	Sigma-Aldrich Corporation	01/17/2012	7553-56-2
Iodoantipyrine	Alfa Aesar, A Johnson Matthey Co	06/18/2009	129-81-7
Iodomethane	Sigma-Aldrich Corporation	12/03/2013	74-88-4
Iron	ALDRICH CHEMICAL COMPANY	12/04/2012	7439-89-6
Iron(III) chloride hexahydrate	Sigma Chemical Company	01/11/2008	10025-77-1
Iron, Powder, Less Than10 Micron, 99.9+% M	Sigma-Aldrich Corporation	01/31/2006	7439-89-6
Isobutyric anhydride	ALDRICH CHEMICAL COMPANY	09/22/2010	97-72-3

G-5

Isobutyryl chloride	ALDRICH CHEMICAL COMPANY	07/25/2010	79-30-1
Isopentyl nitrite	Sigma-Aldrich Corporation	12/28/2008	110-46-3
Isopropyl acetate	ALDRICH CHEMICAL COMPANY	01/19/2012	108-21-4
Isopropyl Alcohol (BDH1133-204L, BDH1133-	Honeywell	03/07/2011	67-63-0
L-Alanine	Sigma-Aldrich Corporation	04/17/2008	56-41-7
L-ALANINE METHYL ESTER HYDROCHLORIDE	ALDRICH CHEMICAL COMPANY	09/14/2006	2491-20-5
L-ARGININE, REAGENT GRADE, >= 98%	Sigma-Aldrich Corporation	01/31/2006	74-79-3
L-Isoleucine	ALDRICH CHEMICAL COMPANY	07/12/2012	73-32-5
L-Lysine	Sigma Chemical Company	01/17/2012	56-87-1
Lanthanum(III) chloride heptahydrate	Sigma-Aldrich Corporation	10/06/2010	10025-84-0
Linoleic Acid	TCI AMERICA	04/22/1997	60-33-3
Lithium bis(trimethylsilyl)amide solution	ALDRICH CHEMICAL COMPANY	11/07/2013	4039-32-1
LITHIUM CHLORIDE	Sigma-Aldrich Corporation	04/27/2012	7447-41-8
Lithium tert-butoxide	ALDRICH CHEMICAL COMPANY	03/12/2013	1907-33-1
Lithium tri-tert-butoxyaluminum hydride solu	ALDRICH CHEMICAL COMPANY	10/20/2009	
m-Xylene	Sigma-Aldrich Corporation	01/19/2012	108-38-3
Magnesium	Sigma-Aldrich Corporation	05/17/2013	7439-95-4
Magnesium di-tert-butoxide	ALDRICH CHEMICAL COMPANY	07/21/2010	32149-57-8
Magnesium di-tert-butoxide	ALDRICH CHEMICAL COMPANY	08/11/2010	32149-57-8
Magnesium sulphate	BDH Laboratory Supplies	03/06/2002	7487-88-9
Malonic acid	Sigma Chemical Company	12/29/2008	141-82-2
Malononitrile	ALDRICH CHEMICAL COMPANY	04/25/2012	109-77-3
Mercury(II) chloride	ALDRICH CHEMICAL COMPANY	01/17/2012	7487-94-7
Methanesulfonyl chloride	Fluka Chemical Company	11/10/2008	124-63-0
METHANOL	J.T. Baker Inc.	01/15/1994	67-56-1
Methanol	Fisher Scientific International	06/04/2012	67-56-1
Methanol, Anhydrous, DriSolv, For Organic Sy	EMD Chemicals Inc.	02/02/2009	67-56-1
METHYL 4-HYDROXYBENZOATE	Sigma-Aldrich Corporation	01/17/2012	99-76-3
Methyl 4-hydroxybenzoate, sodium salt	Acros Organics N.V.	10/15/2007	5026-62-0
METHYL ACETATE	Mallinckrodt - J.T. Baker, Inc.	07/05/2007	79-20-9
Methyl cellulose	Alfa Aesar, A Johnson Matthey Co	08/20/2009	9004-67-5
Methyl chlorormate, 99%	Sigma-Aldrich Corporation	02/01/2006	79-22-1
Methyl-beta-cyclodextrin	ALDRICH CHEMICAL COMPANY	06/25/2007	128446-36-6
Methylene chloride	Fisher Scientific International	10/28/2011	75-09-2
Methylmagnesium bromide solution	ALDRICH CHEMICAL COMPANY	09/07/2012	
Methylmagnesium chloride solution	ALDRICH CHEMICAL COMPANY	11/30/2012	676-58-4
Mineral Oil	Sigma-Aldrich Corporation	02/04/2013	8042-47-5
Molecular sieves, 4A	Sigma-Aldrich Corporation	07/24/2010	70955-01-0
MOLECULAR SIEVES, 4A, BEADS, 8-12 MESH	ALDRICH CHEMICAL COMPANY	06/24/2007	70955-01-0
MURIATIC ACID ALL GRADES	Van Waters & Rogers, Inc.	07/07/2000	7647-01-0
N,N'-DICYCLOHEXYL-4-MORPHOLINE-CARB(	ALDRICH CHEMICAL COMPANY	05/07/2009	4975-73-9
N,N'-Diisopropylcarbodiimide	ALDRICH CHEMICAL COMPANY	01/17/2012	693-13-0
N,N-DIETHYLANILINE, 99+%	Sigma-Aldrich Corporation	02/02/2006	91-66-7
N,N-Diisopropylethylamine	Sigma-Aldrich Corporation	09/24/2013	7087-68-5
N,N-Dimethylacetamide	Sigma-Aldrich Corporation	01/17/2012	127-19-5

G-6

N,N-Dimethylformamide	Sigma-Aldrich Corporation	04/24/2012	68-12-2
N,N-Dimethylformamide, OmniSolv, For HPLC	EMD Chemicals Inc.	08/26/2010	68-12-2
N,N'-Diisopropylcarbodiimide	ALDRICH CHEMICAL COMPANY	01/17/2012	693-13-0
N,O-Bis(trimethylsilyl)acetamide	ALDRICH CHEMICAL COMPANY	09/24/2013	10416-59-8
N-(3-Dimethylaminopropyl)-N'-ethylcarbodii	Sigma-Aldrich Corporation	12/30/2008	1892-57-5
N-Bromosuccinimide	Sigma Chemical Company	11/29/2010	128-08-5
n-Hexane; 95%	EMD Chemicals Inc.	09/08/2011	110-54-3
N-Iodosuccinimide	ALDRICH CHEMICAL COMPANY	01/29/2010	516-12-1
N-Methyl-D-glucamine	Sigma Chemical Company	10/21/2010	6284-40-8
N2-Acetyl-O6-(diphenylcarbomoyl)-guanine	Berry & Associates Inc	04/29/2010	
N4-Acetylcytosine	ALDRICH CHEMICAL COMPANY	07/25/2010	14631-20-0
N4-Benzoylcytidine	ALDRICH CHEMICAL COMPANY	07/29/2010	13089-48-0
N6-Benzoyladenine	Sigma Chemical Company	02/27/2010	4005-49-6
Ninhydrin	EMD Chemicals Inc.	08/03/2009	485-47-2
Nitromethane	Sigma-Aldrich Corporation	01/12/2011	75-52-5
Nonanal	ALDRICH CHEMICAL COMPANY	01/17/2012	124-19-6
O-Benzylhydroxylamine hydrochloride	ALDRICH CHEMICAL COMPANY	01/10/2013	2687-43-6
Octanal	ALDRICH CHEMICAL COMPANY	10/24/2010	124-13-0
OCTYLAMINE	Fluka Chemical Company	02/03/2010	111-86-4
Oxalyl Chloride 98%	Sigma-Aldrich Corporation	09/19/2000	79-37-8
Oxone, Monopersulfate Compound	Sigma-Aldrich Corporation	08/22/2008	70693-62-8
p-Toluenesulfonic acid monohydrate	Sigma-Aldrich Corporation	05/10/2012	6192-52-5
P-TOLUENESULFONIC ACID MONOHYDRATE	ALDRICH CHEMICAL COMPANY	07/01/2003	6192-52-5
P-TOLUENESULFONYL CHLORIDE	ALDRICH CHEMICAL COMPANY	07/20/2007	98-59-9
p-Toluenesulfonyl chloride	Fluka Chemical Company	12/10/2013	98-59-9
PANCREATIN, ACTIVITY AT LEAST EQUIVALEN	Sigma-Aldrich Corporation	02/23/2009	8049-47-6
Pentadecanolide	ALDRICH CHEMICAL COMPANY	07/20/2010	106-02-5
PEPSIN FROM PORCINE GASTRIC MUCOSA, F	Sigma-Aldrich Corporation	01/19/2007	9001-75-6
Perchloric acid, >/-69% (T)	Sigma-Aldrich Corporation	01/19/2012	7601-90-3
Petroleum ether	Sigma-Aldrich Corporation	01/19/2012	8032-32-4
PHENOL	Sigma-Aldrich Corporation	04/26/2011	108-95-2
PHENOLPHTHALEIN SOLUTIONS in dilute Alc	Ricca Chemical Company	05/11/2006	64-17-5
Phenyl dichlorophosphate	ALDRICH CHEMICAL COMPANY	07/28/2010	770-12-7
Phenylmagnesium bromide solution	ALDRICH CHEMICAL COMPANY	10/22/2009	
Phosphomolybdic acid hydrate	Sigma-Aldrich Corporation	01/17/2012	51429-74-4
Phosphomycin disodium salt	Sigma Chemical Company	08/22/2009	26016-99-9
PHOSPHORUS OXIDE CHLORIDE	Sigma-Aldrich Corporation	02/04/2006	10025-87-3
Phosphorus pentachloride	Sigma-Aldrich Corporation	03/13/2010	10026-13-8
Phospray	Supelco, Inc.	05/14/2013	
Piperidine	ALDRICH CHEMICAL COMPANY	01/17/2012	110-89-4
POTASSIUM ACETATE	Sigma-Aldrich Corporation	04/25/2012	127-08-2
Potassium Carbonate, Anhydrous	EMD Chemicals Inc.	08/10/2009	584-08-7
POTASSIUM HYDROXIDE	Sigma-Aldrich Corporation	01/17/2012	1310-58-3
POTASSIUM METHOXIDE SOLUTION, ~25% I	Fluka Chemical Company	01/01/2003	865-33-8
Potassium permanganate	Sigma-Aldrich Corporation	01/17/2012	7722-64-7

G-7

POTASSIUM PHOSPHATE DIBASIC, ANHYDRC	Sigma Chemical Company	04/10/2004	7758-11-4
Potassium phosphate monobasic	Fluka Chemical Company	04/07/2011	7778-77-0
Potassium sorbate	Sigma-Aldrich Corporation	12/30/2008	24634-61-5
Potassium tert-butoxide	ALDRICH CHEMICAL COMPANY	11/17/2013	865-47-4
Pre-Hydrated Ticaxan Rapid-3 Powder	TIC GUMS, INC	08/27/2009	11138-66-2
Propionic anhydride	ALDRICH CHEMICAL COMPANY	01/19/2012	123-62-6
Propyl 4-hydroxybenzoate	Sigma-Aldrich Corporation	01/18/2011	94-13-3
Propyl paraben sodium	Spectrum Laboratory Products, Inc	01/13/2009	35285-69-9
Propylene carbonate	Sigma-Aldrich Corporation	01/17/2012	108-32-7
PROPYLENE GLYCOL	Mallinckrodt - J.T. Baker, Inc.	08/16/2005	57-55-6
Propylene glycol	ALDRICH CHEMICAL COMPANY	01/19/2012	57-55-6
PURELL Instant Hand Sanitizer	GOJO Industries, Inc.	10/15/2007	
Pyridine	Sigma-Aldrich Corporation	01/19/2012	110-86-1
Pyridinium p-toluenesulfonate	Acros Organics	07/20/2009	24057-28-1
Raney+AK4-Nickel	ALDRICH CHEMICAL COMPANY	06/01/2011	
Reagent Alcohol Solutions	Ricca Chemical Company	12/05/2006	
Red-Al sodium bis(2-methoxyethoxy)aluminu	ALDRICH CHEMICAL COMPANY	09/06/2013	
Ribavirin	Sigma Chemical Company	04/10/2012	36791-04-5
Ruthenium(III) chloride hydrate	ALDRICH CHEMICAL COMPANY	07/05/2011	14898-67-0
Saccharin	ALDRICH CHEMICAL COMPANY	05/19/2011	81-07-2
Saccharin, sodium salt hydrate	Acros Organics	07/20/2009	82385-42-0
Sand	EMD Chemicals Inc.	07/19/2006	14808-60-7
SiliaFlash G60	SiliCycle Inc	10/01/2011	7631-86-9
Silica Gel	EMD Chemicals Inc.	12/13/2010	63231-67-4
Silica Gel	EMD Chemicals Inc.	12/13/2010	63231-67-4
Simethicone	Spectrum Laboratory Products, Inc	08/11/2006	8050-81-5
Sodium (meta)periodate	Sigma Chemical Company	11/19/2007	7790-28-5
Sodium Acetate	Sigma-Aldrich Corporation	07/19/2010	127-09-3
Sodium Ascorbate, Granular, USP	Spectrum Chemical Manufacturing	06/03/2003	134-03-2
SODIUM AZIDE	Riedel-de Haen	11/13/2006	26628-22-8
Sodium azide, 99%	Acros Organics N.V.	12/03/2002	26628-22-8
Sodium Benzoate	Fluka Chemical Company	12/31/2008	532-32-1
SODIUM BICARBONATE	Mallinckrodt Inc.	11/06/1985	144-55-8
Sodium bisulfite	Sigma-Aldrich Corporation	01/19/2012	
Sodium borodeuteride	ALDRICH CHEMICAL COMPANY	02/22/2011	15681-89-7
Sodium carbonate	Sigma-Aldrich Corporation	04/26/2012	497-19-8
SODIUM CHLORIDE	Vopak - VW&R - Van Waters & Rc	04/13/2006	7647-14-5
Sodium dodecyl sulfate	Sigma-Aldrich Corporation	04/26/2012	151-21-3
Sodium ethoxide solution	Sigma-Aldrich Corporation	11/05/2013	
Sodium hydride	ALDRICH CHEMICAL COMPANY	05/10/2012	7646-69-7
Sodium hydrosulfide hydrate	Sigma-Aldrich Corporation	10/22/2010	207683-19-0
Sodium hydroxide pellets, `Normapur'	VWR International, Ltd.	04/13/2006	1310-73-2
Sodium Hydroxide, ACS	EMD Chemicals Inc.	04/02/2009	1310-73-2
SODIUM HYPOCHLORITE, SOLUTION, AVAILA	ALDRICH CHEMICAL COMPANY	07/01/2003	7681-52-9
Sodium Iodide, Anhydrous, 99+%	Fisher Scientific	02/15/2008	7681-82-5

G-8

Sodium methoxide	Sigma-Aldrich Corporation	05/09/2012	124-41-4
Sodium methoxide solution	Sigma-Aldrich Corporation	06/16/2011	
Sodium methoxide solution	Sigma-Aldrich Corporation	01/17/2012	
Sodium permanganate solution	ALDRICH CHEMICAL COMPANY	10/22/2009	10101-50-5
Sodium phosphate monobasic anhydrous	Fisher Scientific	11/06/2007	7558-80-7
SODIUM PHOSPHATE, DIBASIC, ANHYDROUS	J.T. Baker Inc.	04/09/1994	7558-79-4
SODIUM PHOSPHATE, DIBASIC, ANHYDROUS	Mallinckrodt - J.T. Baker, Inc.	02/15/2008	7558-79-4
SODIUM PHOSPHATE, DIBASIC, ANHYDROUS	Mallinckrodt - J.T. Baker, Inc.	02/15/2008	7558-79-4
SODIUM SULFATE, 3891	J.T. Baker Inc.	09/14/1993	7757-82-6
Sodium sulfite	Sigma-Aldrich Corporation	04/27/2012	7757-83-7
Sodium tert-butoxide	Fluka Chemical Company	08/03/2009	865-48-5
Sodium thiosulfate pentahydrate	Sigma-Aldrich Corporation	10/20/2010	10102-17-7
Sucralose	Sigma Chemical Company	04/08/2008	56038-13-2
Sucrose	Sigma Chemical Company	04/07/2011	57-50-1
Sulfuric acid, 95.0-98.0%	Sigma-Aldrich Corporation	01/17/2012	7664-93-9
Sulfuryl chloride	Sigma-Aldrich Corporation	11/28/2012	7791-25-5
Tert-Butanol	Sigma-Aldrich Corporation	01/17/2012	75-65-0
Tert-Butanol	Sigma-Aldrich Corporation	04/27/2012	75-65-0
tert-Butyl methyl ether	Sigma-Aldrich Corporation	11/05/2013	1634-04-4
tert-Butyldimethylsilyl chloride	ALDRICH CHEMICAL COMPANY	03/15/2012	18162-48-6
tert-Butylmagnesium chloride solution	ALDRICH CHEMICAL COMPANY	12/13/2012	677-22-5
tert-Butylmagnesium chloride solution	ALDRICH CHEMICAL COMPANY	07/02/2013	
Tetrabromomethane	ALDRICH CHEMICAL COMPANY	04/26/2012	558-13-4
Tetrabutylammonium bromide, 99%	Acros Organics	07/20/2009	1643-19-2
Tetrabutylammonium fluoride solution	ALDRICH CHEMICAL COMPANY	05/08/2012	429-41-4
Tetrabutylammonium iodide	ALDRICH CHEMICAL COMPANY	10/05/2012	311-28-4
Tetrahydro-2-(2-propynyloxy)-2H-pyran	Acros Organics	07/20/2009	6089-04-9
TETRAHYDROFURAN	Sigma-Aldrich Corporation	11/07/2013	109-99-9
Tetrahydrofuran AnalaR	BDH Laboratory Supplies	03/06/2002	109-99-9
TETRAHYDROFURAN, ANHYDROUS, >=99.9%	ALDRICH CHEMICAL COMPANY	10/21/2008	109-99-9
Tetrahydrouridine	CALBIOCHEM	07/18/2003	18771-50-1
Tetrakis(triphenylphosphine)palladium(0)	ALDRICH CHEMICAL COMPANY	04/25/2012	14221-01-3
Thieno[2,3-d]pyrimidin-4(3H)-one	OAKWOOD PRODUCTS INC	08/09/2012	
Thionyl chloride	Sigma-Aldrich Corporation	01/29/2014	7719-09-7
Thiourea	Sigma-Aldrich Corporation	04/27/2012	62-56-6
Thymine, 99%	Acros Organics N.V.	10/03/2005	65-71-4
Tin(II) chloride	Sigma-Aldrich Corporation	01/17/2012	7772-99-8
TIN(IV) CHLORIDE PENTAHYDRATE, LUMP, 98	ALDRICH CHEMICAL COMPANY	02/04/2006	10026-06-9
Tin(IV) chloride solution	ALDRICH CHEMICAL COMPANY	12/04/2012	
Titanium(IV) chloride	Sigma-Aldrich Corporation	01/17/2012	7550-45-0
Toluene	ALDRICH CHEMICAL COMPANY	11/05/2007	108-88-3
Toluene AnalaR	BDH Laboratory Supplies	03/06/2002	108-88-3
TOYOCAMYCIN FROM STREPTOMYCES RIMC	Sigma Chemical Company	10/27/1999	606-58-6
Trappsol Hydroxypropyl BCD	CTP, Inc.	12/13/2002	7585-39-9D
Trappsol Hydroxypropyl Beta Cyclodextrin	CTD, Inc.	11/19/2009	7585-39-9

G-9

G-10

EXHIBIT H

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made and entered into as of the ____day of ____________________, 2014, by and among **CHIMERIX, INC.**, a Delaware corporation ("Tenant") and **NEW YORK LIFE INSURANCE COMPANY**, a New York mutual insurance company ("Lender"), whose principal address is 51 Madison Avenue, New York, New York 10010 and **NORTHWOOD RTC LLC**, a Delaware limited liability company ("Borrower").

RECITALS:

A. Lender has made a loan (the "Loan") to Borrower which is secured by a Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Mortgage") on the real property legally described in Exhibit "A" attached hereto (the "Premises");

B. Tenant is the present lessee under a lease dated as of February _____, 2014 made by Landlord, demising a portion (the "Demised Premises") of the Premises (said lease and all amendments now or hereafter executed with respect thereto being referred to as the "Lease");

C. The Lease is presently subordinate to the lien of the Mortgage; and

D. The parties desire to affirm the subordination of the Lease to the Mortgage and to set forth herein the agreement of Tenant and Lender regarding the relationship between the Lease and the Mortgage.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENTS:

1. Subordination. The Lease, and the rights of Tenant in, to and under the Lease and the Demised Premises, are and continue to be, subject and subordinate to the lien of the Mortgage and to any modification, reinstatement, extension, renewal, supplement, consolidation or replacement thereof as well as any advances or re-advances with interest thereon and to any other mortgages or deeds of trust on the Premises which may hereafter be held by Lender.

2. Tenant Not to Be Disturbed. In the event it should become necessary to foreclose the Mortgage or Lender should otherwise come into possession of title to the Premises, Lender will not join Tenant in summary or foreclosure proceedings unless required by law in order to obtain jurisdiction, but in such event no judgment foreclosing the Lease will be sought, and Lender and any purchaser at a foreclosure sale or pursuant to a deed in lieu of foreclosure will not disturb the use and occupancy of Tenant under the Lease or otherwise adversely affect any of Tenant's rights or privileges under the Lease so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease beyond any applicable cure period and has not prepaid more than one month of rent in advance as provided by the terms of the Lease.

H-1

3. Tenant to Attorn to Lender. Tenant agrees that in the event of a foreclosure of the Mortgage or upon a transfer of the Premises pursuant to a deed in lieu of foreclosure, it will attorn to the purchaser (including Lender) as the landlord under the Lease. The purchaser by virtue of such foreclosure or deed in lieu of foreclosure shall be deemed to have assumed and agreed to be bound, as substitute landlord, by the terms and conditions of the Lease until the resale or other disposition of its interest by such purchaser, except that such assumption shall not be deemed of itself an acknowledgment by such purchaser of the validity of any then existing claims of Tenant against any prior landlord (including Landlord). All rights and obligations under the Lease shall continue as though such foreclosure proceedings had not been brought, except as aforesaid. Tenant agrees to execute and deliver to any such purchaser such further assurance and other documents, including a new lease upon the same terms and conditions of the Lease, confirming the foregoing as such purchaser may reasonably request. Tenant waives the provisions (i) contained in the Lease or any other agreement relating thereto and (ii) of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding.

4. Limitations. Notwithstanding the foregoing, neither Lender nor such other purchaser shall in any event be:

(a) liable for any act or omission of any prior landlord (including Landlord);

(b) obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the time that Lender or such other purchaser succeeded to the interest of such prior landlord under the Lease except to the extent such default continues and accrues following Lender's taking ownership or actual possession of the Building;

(c) subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord);

(d) bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance;

(e) bound by any amendment or modification of the Lease made without the written consent of Lender or such other purchaser; or

(f) liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or such other purchaser has actually received for its own account as landlord the full amount of such security deposit.

5. Acknowledgment of Assignment of Lease and Rent. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other

H-2

sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice. By its execution hereof, Borrower expressly consents to the foregoing and acknowledges that such payment made directly to the Lender will constitute payment of rent due under the Lease.

6. Limited Liability. Tenant acknowledges that in all events, the liability of Lender and any purchaser shall be limited and restricted to their interest in the Premises (including rents and proceeds therefrom) and shall in no event exceed such interest.

7. Lender's Right to Notice of Default and Option to Cure. Tenant will give written notice to Lender of any default by Landlord under the Lease by mailing a copy of the same by certified mail, postage prepaid, addressed as follows (or to such other address as may be specified from time to time by Lender to Tenant):

To Lender:

NEW YORK LIFE INSURANCE COMPANY
c/o: New York Life Investment Management LLC
51 Madison Avenue
New York, New York 10010
Attn.: Real Estate Group
Director - Loan Administration Division
Loan No.: 374-0257

Upon such notice, Lender shall be permitted and shall have the option, in its sole and absolute discretion, to cure any such default during the period of time during which the Landlord would be permitted to cure such default, but in any event Lender shall have a period of thirty (30) days after the receipt of such notification to cure such default; provided, however, that in the event Lender is unable to cure the default by exercise of reasonable diligence within such 30-day period, Lender shall have such additional period of time as may be reasonably required to remedy such default with reasonable dispatch, but in no event shall this time period exceed a total of ninety (90) days from the original notice of default from Tenant.

8. Successors and Assigns. The provisions of this Agreement are binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereof.

9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

10. Governing Law. This Agreement shall be construed and enforced according to the law of the state in which the Premises are located, other than such law with respect to conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

[SIGNATURE PAGES TO FOLLOW]

H-3

H-4

H-5

H-6

H-7

EXHIBIT I

FORM OF MEMORANDUM OF LEASE

I-1

I-2

I-3

I-4

I-5

I-6